Exhibit 99.2

         LEASE AGREEMENT

         between

         GYRODYNE COMPANY OF AMERICA, INC.

         and

         FLOWERFIELD CELEBRATIONS, INC.

         Dated:  November 11, 1996

                                TABLE OF CONTENTS

ARTICLE                                                                     PAGE
                                                                            ----
Preamble
ARTICLE  1 - Definitions                                                    7-11
ARTICLE  2 - The Premises                                                  12-13
ARTICLE  3 - Lease of the Premises and Grant of Access                     13-14
ARTICLE  4 - Use and Occupancy of Leasehold Premises                       14-15
ARTICLE  5 - Use of Access Area                                               15
ARTICLE  6 - Rent                                                          15-17
ARTICLE  7 - Additional Rent                                               17-23
             (a) Real Estate Taxes and Assessments
             (b) Operating Costs
ARTICLE  8 - Payment                                                       23-24
ARTICLE  9 - Books and Records                                             24-25
ARTICLE 10 - Rent Security                                                    25
ARTICLE 11 - Penalty for Nonpayment of Last Month's Rent                      26
ARTICLE 12 - Lease Term                                                       26
             (a) Initial Term
             (b) Renewal Term
             (c) Expiration Term
ARTICLE 13 - The Architect                                                    27
ARTICLE 14 - Financing the Leasehold Improvements                          27-28
ARTICLE 15 - Condition of Leasehold Premises and Flowerfield               28-29
ARTICLE 16 - Site Investigations                                              29
ARTICLE 17 - Title Search and Survey                                       29-31


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ARTICLE 18 - Common Utilities                                              31-32
ARTICLE 19 - Preexisting Conditions                                           32
ARTICLE 20 - The Project                                                   33-36
ARTICLE 21 - Construction Commencement                                     36-37
ARTICLE 22 - Excavation and Shoring                                        37-38
ARTICLE 23 - Quality of Construction and Fixtures                          38-39
ARTICLE 24 - Inspection Rights                                                39
ARTICLE 25 - Construction Liens and Completion                             39-40
ARTICLE 26 - Equipment Installations on Roof                               40-41
ARTICLE 27 - Insurance                                                     41-44
ARTICLE 28 - Right of First Refusal                                        44-46
ARTICLE 29 - Permitted Uses                                                46-48
ARTICLE 30 - Prohibited Uses                                               48-50
           - Pornographic Use
           - Number of Concurrent Events
           - Outdoor Music
           - Provisional Sound Abatement
ARTICLE 31 - Maintenance of the Leasehold Premises                         50-51
ARTICLE 32 - Required Maintenance Work                                     51-52
ARTICLE 33 - Damage or Destruction                                         52-53
ARTICLE 34 - Total Damage                                                     53
ARTICLE 35 - Alterations                                                      53
ARTICLE 36 - Demolition                                                    54-55
ARTICLE 37 - Signs                                                            55
ARTICLE 38 - Parking                                                       55-56
ARTICLE 39 - Electricity and Gas                                              56


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ARTICLE 40 - Water                                                         56-57
ARTICLE 41 - Garbage                                                       57-59
ARTICLE 42 - Sewage Treatment                                                 59
ARTICLE 43 - Waste                                                         59-60
ARTICLE 44 - Fire Protection Equipment                                        60
ARTICLE 45 - Hazardous Materials                                           60-61
ARTICLE 46 - The Ponds                                                     61-63
ARTICLE 47 - Compliance with the Americans with Disabilities Act              63
ARTICLE 48 - Alarm System                                                     63
ARTICLE 49 - Access for Ingress and Egress                                    64
ARTICLE 50 - Dates Reserved for Landlord Use                                  64
ARTICLE 51 - Privacy and Forced Entry                                      64-65
ARTICLE 52 - Activity Restrictions                                         65-66
ARTICLE 53 - Government Restrictions                                          66
ARTICLE 54 - Unauthorized Vehicles                                         66-67
ARTICLE 55 - Unplated Vehicles                                                67
ARTICLE 56 - Right To Show and Inspect The Leasehold Premises              67-68
ARTICLE 57 - Surrender of Possession                                       68-69
ARTICLE 58 - Total Condemnation of the Leasehold Premises                  69-71
ARTICLE 59 - Partial Condemnation of the Leasehold Premises                71-72
ARTICLE 60 - Indemnification                                               72-75
ARTICLE 61 - Quiet Enjoyment                                               75-76
ARTICLE 62 - Catering Exclusivity - Right of First Refusal                    76
ARTICLE 63 - Landlord's Representations                                    76-77
ARTICLE 64 - Tenant's Representations                                      77-78
ARTICLE 65 - Assignment                                                    78-81


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ARTICLE 66 - Mortgage of the Leasehold Estate                                 81
ARTICLE 67 - Subordination                                                 81-82
ARTICLE 68 - Attornment                                                       82
ARTICLE 69 - Short Form Lease                                              82-83
ARTICLE 70 - Brokerage Commissions                                            83
ARTICLE 71 - Insolvency of Tenant                                          83-84
ARTICLE 72 - Late Charges, Event of Default and Termination                84-88
ARTICLE 73 - Holdover                                                      88-89
ARTICLE 74 - Landlord's Self-Help Rights                                   89-90
ARTICLE 75 - Landlord and Tenant Certificates                              90-92
ARTICLE 76 - Exercise of Remedies                                             92
ARTICLE 77 - Waivers                                                       92-93
ARTICLE 78 - Lease Contingencies                                           93-94
             (a) Zoning Swap
             (b) Landlord Approvals
             (c) Government Approvals
ARTICLE 79 - Government Approval Delays                                       94
ARTICLE 80 - 1993 Lease Renewal Term                                          95
ARTICLE 81 - Waiver of Subrogation                                         95-96
ARTICLE 82 - Notices                                                       96-97
ARTICLE 83 - Interpretation                                                   97
ARTICLE 84 - Consent and Approvals                                            98
ARTICLE 85 - Partial Invalidity                                               98
ARTICLE 86 - Prior Agreements and Discussions                              98-99
ARTICLE 87 - Limited Liability                                            99-100
ARTICLE 88 - Exhibits                                                        100
ARTICLE 89 - Captions and Table of Contents                                  100


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ARTICLE 90 - Applicable Laws                                                 100
ARTICLE 91 - Binding Effect                                                  100
ARTICLE 92 - Amendments and Cancellation                                     101
ARTICLE 93 - No Third Party Beneficiaries                                    101
ARTICLE 94 - Separate Lease                                                  101
ARTICLE 95 - Counterpart Execution                                           101
Exhibit  A - Leasehold Premises and Access Area
Exhibit  B - Project Plans
Exhibit  C - Roof Installations
Exhibit  D - Trade Fixtures

                                 LEASE AGREEMENT

      This Lease Agreement (the "Lease") dated November 11, 1996 is between FLOWERFIELD CELEBRATIONS, INC. ("FCI") as "Tenant", having its principal place of business at 80 Brown's River Road, Sayville, New York 11782 and GYRODYNE COMPANY OF AMERICA, INC. ("GCA") as "Landlord", having its principal place of business at 7 Flowerfield, Suite 28, Saint James, New York 11780. Landlord and Tenant are collectively referred to herein as the "Parties".

      GCA is referred to in this Lease as "Landlord" unless and until it transfers its "Reversionary Estate". Each "person", corporate or individual, that owns the "Reversionary Estate" is referred to as "Landlord" during the period of such ownership.

      FCI is the Tenant referred to in this Lease unless and until it assigns the Lease. After a valid assignment in accordance with the terms of this Lease, the assignee shall become the "Tenant" under this Lease and the assignor shall no longer be the "Tenant".

ARTICLE 1 DEFINITIONS

      1. The term "Access Area" has the meaning ascribed to it in Article 3 of this Lease.

      2. The term "Additional Rent" has the meaning ascribed to it in Articles 7, 32, 41 and 43, 52, 54, 55, 72, 73 and 74.

      3. The Term "Annual Adjustment" has the meaning ascribed to it in Article 6 of this Lease.

      4. The term "Applicable Laws" has the meaning ascribed to it in Article 17(c) of this Lease.


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      5. The term "Applicable Rate" has the meaning ascribed to it in Article 74 of this Lease.

      6. The term "Butler Building" means a steel frame building with glass curtain walls located at the Leasehold Premises that houses a swimming pool and plant-life.

      7. The term "Commencement Date" has the meaning ascribed to it in Article 12 of this Lease.

      8. The term "Courtyard Building" means the structure on the Leasehold Premises that contains a kitchen, rest rooms, bar and banquet facilities.

      9. The term "Day Camp" means Landlord's tenant using and occupying certain premises adjacent to the Leasehold Premises.

      10. The term "Emergency" means a condition that causes or, if permitted to continue, is reasonably likely to cause injury or death to persons or significant damage to property.

      11. The term "Event of Default" has the meaning ascribed to it in Article 72 of this Lease.

      12. The term "Excusable Delays" has the meaning ascribed to it in Article 21 of this Lease.

      13. The term "Expiration Date" means the date upon which this Lease expires, in accordance with Article 12.

      14. The term "Flowerfield" means the entire 326 acre tract of real property located in St. James/Stony Brook, New York, owned by Landlord of which the Leasehold Premises are a part.

      15. The term "Government Approvals" has the meaning ascribed to it in
Article 20(b) of this Lease.

      16. The term "Holiday" means July 4, labor Day, Mother's Day, Valentine's Day, Father's Day, New Year's Eve, Christmas Eve.

      17. The term "Impositions" has the meaning ascribed to it in Article 7 of this Lease.

      18. The term "Initial Term" has the meaning ascribed to it in Article 12 of this Lease.

      19. The term "Leasehold Estate" means Tenant's leasehold interest in the Leasehold Premises under this Lease exclusive of the Reversionary Estate.

      20. The term "Leasehold Mortgagee" shall be defined as any lender of Tenant its successors and assigns named in a mortgage of Tenant's Leasehold Estate hereunder securing Tenant's debt obligations to such lender with a mortgage or pledge of the Leasehold Estate.

      21. The term "Leasehold Improvements" means the existing structures and improvements located at the Leasehold Premises (as defined herein), as of May 1, 1993, including the Courtyard Building, Butler Building, and the gazebo, but excluding the Tent (as defined herein), and also includes the New Building to be constructed on the Leasehold Premises that will replace the Tent.

      22. The term "Leasehold Premises" includes the part of the Overall Premises (as defined herein) leased by Tenant including the Access Area, and has the meaning ascribed to it in Article 2 of this Lease.

      23. The term "Lease Term" means the entire term that this Lease is in effect during the Initial Term and, if exercised by Tenant pursuant to the terms of this Lease, the Renewal Term (as defined herein).

      24. The term "Parkside Avenue Gate" has the meaning ascribed to it in
Article 30 of this Lease.

      25. The term "Major Construction Activities" means any major new construction or alterations project, but does not include routine maintenance or minor construction activities.

      26. The term "New Building" means a new permanent one story building, constructed of concrete walls, approximately 7,500 square feet in size that will be located at the Leasehold

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Premises, on the site of, and will replace, the Tent. The New Building does not include Landlord's fee estate in the Leasehold Premises.

      27. The term "1993 Lease" means the Lease between GYRODYNE COMPANY OF AMERICA, INC. as Landlord, and FLOWERFIELD CELEBRATIONS, INC. as Tenant, dated June 16, 1993, as such lease is amended from time to time.

      28. The term "Overall Premises" has the meaning ascribed to it in Article 2 of this Lease.

      29. The term "Permitted Lien" means mechanics liens and other construction and construction financing related liens of Tenant encumbering the New Building and this Lease.

      30. The term "Project" means the renovation of the Butler Building and the construction of the New Building including the landscaping plans and any other ancillary improvements agreed to by the Parties therefor, to be performed by the Tenant pursuant to the terms of this Lease.

      31. The term "Project Plans" means all drawings, plans and specifications for Project.

      32. The term "Renewal Term" has the meaning ascribed to it in Article 12 of this Lease.

      33. The term "Rent" has the meaning ascribed to it in Article 6 of this Lease.

      34. The term "Rent Adjustment Date" shall mean May 1 of each year during the Lease.

      35. The term "Reversionary Estate" means Landlord's interest in the fee estate of the Leasehold Premises and Access Area exclusive of Tenant's Leasehold Estate under the terms of this Lease.

      36. The term "Scheduled Project Completion Date" means May 1, 1998.

      37. The term "Site Investigations" has the meaning ascribed to it in
Article 16 of this Lease.

      38. The term "Ponds" has the meaning ascribed to it in Article 46 of this Lease.

      39. The term "Tent" means the existing tent structure located on the Leasehold Premises pursuant to the 1993 Lease, which will be replaced by the New Building.

      40. The term "Town" means the Town of Smithtown.

      41. The term "Zoning Swap" means Landlord's pending application before the Town of Smithtown Town Board for a change of zoning district classification of part of the Leasehold Premises from residential zoning district classification (R-43) to light industrial zoning district classification (LI).

ARTICLE 2 THE PREMISES

         The Landlord is the owner of Flowerfield which includes a certain piece of real property located in the Town of Smithtown, County of Suffolk and State of New York and more particularly described as part of a parcel currently designated as in Suffolk County Tax Map District 800 Section 40, Block 2, Lot 15 (the "Overall Premises"),. Landlord shall lease to Tenant a parcel within the Overall Premises with certain improvements erected thereon which is more particularly described on a map attached hereto as Exhibit "A", and made a part of this Lease in accordance with the terms of this Lease. The parcel is referred to herein as the "Leasehold Premises".

      The Leasehold Premises are leased subject to:

            a) The existing state of the title thereof as of the date of this Lease.
            b) Any state of facts which an accurate survey shows.

            c) All zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction thereof, provided such regulations, restrictions, rules and ordinances do not unreasonably prohibit Tenant's use of the Premises as described herein.

            d) Easements, covenants and restrictions, of record, if any, to the extent the same are in force and effect.

            e) The right to maintain existing vaults, vault spaces, areas, pipes, water lines, conduit, sewerage lines, electric lines, fiber optic lines, the locations of which are set forth in Exhibit "A".

            f) Condition and state of repair of the Leasehold Improvements as the same exist as of the Commencement Date; provided, however that Landlord will perform certain work in accordance with Article 19, of this Lease.

      Other than as set forth in this Lease, Landlord makes no representation or warranty with respect to the condition of the Leasehold Premises or its fitness or availability for any particular use other than as permitted by the zoning thereof, and Landlord shall not be liable to Tenant for any patent or latent structural defect therein, of which Landlord has received no notice, on or before the Commencement Date hereof, from Tenant.

ARTICLE 3 LEASE OF THE PREMISES AND GRANT OF ACCESS

      Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Leasehold Premises together with the right to use in common with Landlord's other tenants at Flowerfield, their

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invitees, customers and employees, those Access Areas hereafter described on a map attached hereto as Exhibit "B" and made a part of this Lease.

      Landlord grants to Tenant access over and through the Access Areas to the Leasehold Premises for ingress and egress, at all times during the Lease Term. At all times Tenant's right of access for ingress and egress will be permitted by use of a locked gate for which Tenant will be provided with keys for Tenant's use 7 days each week, 24 hours each day, on foot or by motor vehicle for access to the Leasehold Premises and to install and maintain utility wires, poles, cables, conduits, pipes and related equipment under, on and over the Leasehold Premises and Access Area, in accordance with this Article 3. Tenant will be responsible to close and lock all gates which it has unlocked and opened in order to access the Leasehold Premises. Tenant will cooperate with Landlord's security guard personnel when Tenant seeks access to the Leasehold Premises. In no event will Landlord be liable for its inability to provide access due to "an act of God", including but not limited to severe inclement weather.

      In the event that Landlord and Landlord's agents, including any utility supplier, exclusive of any independent action taken thereby, providing service to the Leasehold Premises or any part of Flowerfield requires a temporary right of access not identified herein, Landlord and Tenant will not unreasonably withhold approval from each other for use of an additional temporary right of way to either party for such purposes; provided, however, that Landlord recognizes that, other than in an Emergency, the Leasehold Premises cannot be disturbed by Landlord or any public utility if such disturbance will affect the aesthetic features and quality of the Leasehold Premises during any function or event held at the Leasehold Premises.

      The Access Areas established by this Lease shall not be construed to prohibit Tenant from using other Flowerfield access roads; provided the users thereof comply with Landlord's rules and regulations therefor. Nothing contained in this paragraph shall be construed to prohibit Landlord from permanently closing any entrance to Flowerfield, other than Tenant's Parkside Avenue Gate.

ARTICLE 4 USE AND OCCUPANCY OF THE LEASEHOLD PREMISES

      Tenant shall use and occupy the Leasehold Premises and the Leasehold Improvements as a catering/banquet/conference facility and for no other purpose during the Lease term. Tenant is relieved of this obligation when it is unable to meet its obligation due to no fault of Tenant (e.g., labor strikes, acts of God).

ARTICLE 5 USE OF ACCESS AREA

      Use and occupancy of the Leasehold Premises shall include the use of the Access Area in common with others, subject to the terms and conditions of this Lease and subject to reasonable rules and regulations applicable to all tenants of Flowerfield, for Access Area use as Landlord may prescribe from time to time.

ARTICLE 6 RENT

      During the Lease Term, Tenant will pay Rent to the Landlord in currency of the United States of America, in the manner and at the address specified for Landlord on page 1 or at such other address as designated from time to time by Landlord. During the first two years of the Lease Term, Tenant shall pay an annual rent of $285,000.00 in monthly installments of $23,750.00.

      On the second anniversary of the Commencement Date (May 1, 2000), and annually thereafter during the Lease Term, (the "Rent

Adjustment Date") the annual rent shall be adjusted (the "Annual Adjustment"). The Annual Adjustment shall be calculated as the amount (measured by and applied to the annual rent as a percentage) by which the Consumer Price Index for all Urban Consumers in the New York-Northern New Jersey-Long Island area as determined by the Bureau of Labor Statistics (the "CPI-U") increased or decreased over the preceding 12 month period ending the preceding March and every succeeding March thereafter. For example: Assuming a Commencement Date of May 1, 1998, if the CPI as of March 31, 2000 increased by 3% over the preceding 12 months, the annual rent as of May 1, 2000 would be increased to $293,550.00 payable in monthly installments of $24,462.50. The Annual Adjustment shall be subject to a cap of 7.5%; provided however, that as of the seventh anniversary of the Commencement Date (May 1, 2005), and every five years thereafter, the annual rent shall be adjusted for any one year period in which the increase, or decrease, as the case may be, in CPI-U exceeds 7.5%. In the event the Commencement Date is not the first day of the month, the rent for such month will be apportioned. In no event will the rent ever be adjusted for CPI-U increases or decreases during the first two years of the Lease Term.

      Rent shall be paid without abatement, offset or deduction. Rent shall not abate due to fire or other catastrophe except as provided in Article 34.

      Rent shall be paid to Landlord, without prior notice to Tenant, at its principal office at 7 Flowerfield - Suite 28, Saint James, New York 11780 in person or by mail or at any other address Landlord may designate by giving written notice to Tenant.

      It is the purpose and intent of Landlord and Tenant that this Lease is a net Lease and the net rent shall, except as otherwise provided in this Lease, be absolutely net to Landlord.

All costs, expenses and obligations of every kind and nature whatsoever relating to the Leasehold Premises and the operating and maintenance thereof, except as otherwise provided in this Lease, which arise and become due during the term of this Lease are the Tenant's sole responsibility.

ARTICLE 7 ADDITIONAL RENT

      In addition to the Rent, Tenant shall pay to Landlord certain sums of Additional Rent to the extent specifically set forth below to cover the Tenant's proportionate share of certain Landlord-incurred costs (the "Additional Rent"). The Additional Rent shall be paid without notice, abatement, deduction or setoff, except as otherwise set forth in this Lease. If Tenant fails to pay Additional Rent, Landlord shall have all of the rights and remedies contained in this Lease or provided by Applicable Law for the nonpayment of Rent. The items for which the Tenant shall pay Additional Rent include and are limited to the following:

      (a)   Real Estate Taxes and Assessments.

            Tenant shall pay or cause to be paid all "Impositions" which are levied or assessed by the lawful taxing authorities against the land, buildings and all other improvements at the Leasehold Premises, including but not limited to Real Estate Taxes. "Impositions" shall mean the property taxes and assessments imposed upon the Leasehold Premises, including County, School, Town and Village Taxes and any and all other real estate taxes, assessments and governmental levies and charges, general and special, ordinary and extraordinary, unforeseen and foreseen, of any kind and nature whatsoever, including but not limited to assessments for public improvements or benefits against the land or building or improvements comprising the Leasehold Premises and shall also include any government imposed

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interest and penalties on installment payments in connection with such
Impositions. The Parties may mutually agree to contest such Impositions and/or negotiate with government authorities for a reduction of such Impositions.

            If due to a future change in the method of taxation, (i) any franchise, income, profit or any other tax shall be levied against Landlord in substitution for, or in lieu of, any tax which would otherwise constitute a real estate tax, such income, franchise or profit tax shall be deemed to be an Imposition for the purposes of this Lease but shall be calculated as if the Leasehold Premises and Leasehold Improvements were the only buildings owned by the Landlord, and Tenant shall be responsible for paying such tax; and/or (ii) any real estate tax or other tax shall be levied against the Leasehold Premises in substitution for any tax which would otherwise constitute an income, franchise or profit tax assessable against Landlord, then Landlord shall be responsible for paying such tax.

            If during the Lease Term the United States Government, the State of New York or any political subdivision thereof, or any other authority possessing jurisdiction and authority impose any tax, assessment, excise and or surcharge of any kind or nature upon or against or with respect to all or any part of the rent, as such term is defined by such authority, to be received by Landlord under this Lease, such tax, assessment, excise and/or surcharge shall be deemed to be included in the meaning of Impositions as defined herein; provided, however, that such taxes, assessments, excises and surcharges shall not be passed through to Tenant if such pass-through is prohibited by law.

            In the event there are any special assessments against the Leasehold Premises, Landlord shall be deemed for purposes of this computation to elect to pay those assessments over the

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longest period permitted by law and Tenant shall be only obligated to pay its pro rata share of those installments which are due and payable during the Lease Term.

            Upon execution of the Lease, Landlord will apply to the Town of Smithtown Tax Assessor and the County of Suffolk, Real Property Tax Service Agency to have the Leasehold Premises designated as a separate tax parcel for purposes of real property tax assessment. Upon designation of the Leasehold Premises as a separate tax parcel and Landlord's receipt of a real property tax bill for the amount due for such Leasehold Premises, Landlord will bill Tenant for the real property taxes for the Leasehold Premises as Additional Rent.

            Until such time as the County of Suffolk, Real Property Tax Service Agency shall designate the Leasehold Premises as a separate tax parcel, Tenant will pay before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, provided Landlord delivers the tax bills to Tenant on a timely basis, all of its pro rata share of property taxes, assessments and other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen of any kind and nature whatsoever which at any time during this Lease are assessed, levied, confirmed, imposed upon or become due and payable or become a lien on the Leasehold Premises, or any part thereof or any appurtenance thereto. Tenant's pro rata share of such taxes is $19,158.61 per year. This amount represents the real property taxes attributed to the Leasehold Premises as determined by the Parties for the 1995-1996 tax year.

            Tenant shall have the right to seek a reduction in the valuation of the Leasehold Premises assessed for tax purposes and to prosecute any corresponding action or proceeding even if such assessed valuation or valuations shall in whole or in part relate

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and pertain to any period of time subsequent to the Expiration Date.

            Landlord shall not be required to join in any proceeding referred to herein, but will reasonably cooperate with Tenant in its prosecution thereof. Landlord shall not ultimately be subjected to any liability for the payment of any costs or expenses in connection with any such proceeding or permit the same to be brought in its name. Tenant shall indemnify and save harmless Landlord from any such costs and expenses.

            Tenant shall be responsible for and shall pay, before delinquency provided the corresponding bills are delivered on a timely basis, all other municipal, county, state or federal taxes assessed against its (a) leasehold interest, (b) right of occupancy or (c) personal property of any kind owned, installed or used by Tenant, at the Leasehold Premises.

      (b)   Operating Costs.

            Landlord, at its cost and expense, will provide maintenance, landscaping and snow removal services for the exterior Leasehold Premises, Common Facilities and Access Areas.

            Tenant shall pay to Landlord, as Additional Rent, its proportionate share of Landlord's Operating Costs as expressly set forth below. All costs shall be reasonable and usual taking into account such factors as a reasonable landlord would consider before making an expenditure.

            Grounds maintenance and landscaping shall be performed at regular intervals as seasonal conditions require so as to enable the Tenant to operate the Leasehold Premises as a first class banquet/catering/conference facility. Snow shall be removed from the Access Area, Parking Lot and roads and driveways in and about the Leasehold Premises so as to permit continued parking capability and ingress and egress to and from the

Leasehold Premises by Tenant, its employees, contractors and patrons and their vendors. In the event that Landlord fails to provide these services, Tenant shall notify Landlord of such failure as well as the time frame in which Tenant requires such services to be performed to support its operations of the Leasehold Premises. If Landlord thereafter fails to perform such services, after reasonable notice, Tenant may arrange for and have such services performed, and deduct the actual cost incurred therefor by Tenant from the next rent payment.

            Operating Costs shall mean the total annual costs and expenses incurred for security guard services for the Leasehold Premises and painting, maintenance, resurfacing and restriping of the parking lot at the Leasehold Premises pursuant to the following:

      (i) Security Guard Services. Landlord shall provide security guard services for the Leasehold Premises on the following days and times:

      Sunday    8:30 p.m. through  Monday    12:30 a.m.
      Monday    8:30 p.m. through  Tuesday   12:30 a.m.
      Tuesday   8:30 p.m. through  Wednesday 12:30 a.m.
      Wednesday 8:30 p.m. through  Thursday  12:30 a.m.
      Thursday  8:30 p.m. through  Friday    12:30 a.m.
      Friday    8:30 p.m. through  Saturday   2:30 a.m.
      Saturday  8:30 p.m. through  Sunday     2:30 a.m.

      The Security Guard Service may, on occasion, vary its hours for providing such service within one hour of the hours noted herein.

      The Leasehold Premises will be equipped with a detector timer and each security guard on duty shall enter the Leasehold Premises at regular intervals and activate the detector timer. The security service shall respond to all emergencies at the Leasehold Premises and shall comply with Tenant's requests to


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

secure the Leasehold Premises and provide security assistance to Tenant's employees and invitees during the hours noted herein. The Security Guard Services cost is calculated as the function of what the square footage of the Leasehold Premises bears to the entire square footage of all Flowerfield improvements. Based on such costs and including the New Building, the estimated monthly cost to Tenant for security services will be $500.00 as of the date of this Lease.

      (ii) Parking Lot. Landlord shall, at its sole cost and expense, resurface and restripe the parking lot. Landlord shall have two years from the Commencement Date, but will in no event no sooner than one year, install a minimum of a one inch coat of new asphalt on the entire parking lot and restripe same at no cost to the Tenant. Pending installation of such asphalt and the restriping, Landlord shall, at its cost and expense, maintain the parking lot. Thereafter, the cost of maintaining the parking lot other than snow removal shall be deemed an Operating Cost payable by Tenant as provided herein.

      Landlord will be responsible for any damages caused to the Leasehold Premises and Access Areas in performing such maintenance, landscaping, snow removal and security service.

ARTICLE 8 PAYMENT

      On or before April 1 of each year, Landlord shall advise Tenant in writing of Tenant's estimated proportionate share of the Operating Costs for the following 12 months of the Lease Term (May 1 through April 30), and Tenant shall pay such proportionate share of its Operating Costs as Additional Rent, in equal monthly installments, in advance, on the first day of each month, without any offset or deduction and without prior demand therefor. The Operating Costs shall be periodically revised by Landlord as actual additional or decreased costs are incurred, in equal monthly installments, such new rates being applied to any months for which the rental shall have already been paid which are so affected by the costs referred to, as well as the unexpired months of the current 12 month billing period, the adjustment for the then expired months to be made at the payment of the next succeeding monthly rental, all subject to adjustment when the actual costs for such 12 month period are finally determined, as well as being subject to final adjustment as of the Expiration Date. The requirement for such adjustment shall survive the Expiration Date.

      In the event of a partial payment or a payment on account, hereinafter for the purpose of this provision these terms are used interchangeably, Tenant shall not have the right to allocate payment(s) against specific charge(s) on an invoice(s) submitted by Landlord. Landlord and Tenant reaffirm Landlord's undiminished rights, with respect to partial payment(s) by Tenant, to recovery by Landlord for amounts invoiced and unremitted by Tenant; recovery of any penalties, as provided elsewhere herein, that may be assessed Tenant for underpayment; and recovery of the Leasehold Premises due to an Event of Default pursuant to this Lease.

      In the event of a dispute between Landlord and Tenant for any invoiced amounts, other than those pertaining to base Rent, Tenant shall be required to remit payment in full as per the terms of the invoice, and if no payment terms are stated, within thirty (30) days of invoice, with a written protest detailing all allegations, financial calculations, and documentation for those amounts in dispute. In the event the parties are unable to resolve the dispute within sixty days of the remittance, both parties agree to submit to binding arbitration with respect to the disputed amount(s). Failure to remit disputed amounts shall be construed by Landlord as nonpayment and shall remain grounds for a default declaration by Landlord. Subject to the provisions of Article 9 of this Lease, unless Tenant provides a written notice to Landlord of a billing dispute at the time of remittance of the disputed amount, Tenant waives all rights to the corresponding claim for the disputed amount.

ARTICLE 9 BOOKS AND RECORDS

      For Tenant's protection, Landlord shall maintain books of account which shall be open to Tenant and its representatives to review and audit at reasonable times upon reasonable notice to Landlord for the limited purpose of enabling Tenant to confirm that such Operating Costs and taxes have in fact been paid or incurred.

      Although Tenant is permitted to retain auditors to conduct such review and audit, Tenant is specifically prohibited from hiring auditors to review Landlord books and records that charge contingency fees based on their ability to find discrepancies in Operating Cost calculations.

ARTICLE 10 RENT SECURITY

      So long as Tenant is liable for the performance of the terms, conditions, covenants and addenda of this Lease, Landlord waives any requirement under this Lease for rent security.

      In the event of an assignment of this Lease, however, Landlord reserves the right to receive a Security Deposit from the assignee in an amount equal to one month's rent as of the time of such assignment (the "Security Deposit").

      Under no circumstances, unless otherwise agreed to by the Landlord and the assignee, shall the Security Deposit be considered as an advance payment of the last month's rent under this Lease. The Security Deposit will be retained by Landlord until after assignee has vacated the Leasehold Premises at which time Landlord shall inspect the Leasehold Premises to determine if any damage other than normal wear and tear has been caused by assignee. If no such damage exists, and assignee has satisfied all of its obligations to pay Rent and Additional Rent under this Lease, then the Security Deposit will be returned to assignee; otherwise, the Security Deposit will be applied to the actual cost of any repairs made by Landlord.

ARTICLE 11 PENALTY FOR NONPAYMENT OF LAST MONTH'S RENT

      In the event Tenant fails to pay the last month's rent due under this Lease, Tenant agrees to pay liquidated damages in an amount equal to an additional month's rent plus the reasonable expenses necessarily incurred by Landlord to seek payment if such rent.

ARTICLE 12 LEASE TERM

      (a) Initial Term. Subject to the provisions of Article 79, the Initial Term shall begin on May 1, 1998 at 12:01 a.m. (the "Commencement Date") and expire on the 33rd anniversary of the Commencement Date, May 1, 2031 at 12:01 a.m.

      (b) Renewal Term. Tenant has an option to extend the Lease Term beginning at the expiration of the Initial Term and expiring on the 48th anniversary of the Commencement Date, May 1, 2046 at 12:01 a.m. Tenant shall notify Landlord in writing of Tenant's intent to exercise the Renewal Term option no less than 12 months or more than 48 months prior to the expiration of the Initial Term. Time is of the essence as to notification hereunder.

      (c) Expiration Date. The Expiration Date of this Lease shall be the date this Lease expires, either after the expiration of the Initial Term or the Renewal Term, as the case may be; provided, however, that if this Lease is sooner canceled or terminated pursuant to the terms hereof, then the Expiration Date shall be such date of cancellation or termination (the "Expiration Date").

ARTICLE 13 THE ARCHITECT

      Tenant will retain a "Project Architect" with respect to the design and construction supervision of the Leasehold Improvements and any Major Construction Activities. The Project Architect must be reasonably satisfactory to Landlord. Tenant will inform Landlord of the name and principal place of business of the Project Architect.

      If Tenant, for any reason, terminates the Project Architect, Tenant shall select a new Project Architect and Tenant shall give Landlord notice of such selection within five days thereof, which Project Architect must be reasonably satisfactory to Landlord. In addition, Tenant shall provide Landlord with the name and principal place of business of the new Project Architect.

      The Project Architect will be directed by Tenant to reasonably cooperate with Landlord in the development of the Project Plans.

ARTICLE 14 FINANCING THE LEASEHOLD IMPROVEMENTS

      Tenant has the right to finance the design and construction/renovation of the Leasehold Improvements through a third party lender. In the event that Tenant elects to secure such third party financing, Tenant has the right to pledge the New Building, exclusive of Landlord's fee estate in the Leasehold Premises, its Leasehold Estate and all of its furniture, fixtures and equipment at the Leasehold Premises as security for such third party financing, as is customarily required for same. Tenant shall have no right to otherwise mortgage the Leasehold Premises. Landlord shall reasonably cooperate with Tenant and its third party lender(s) in effecting such financing; provided that Landlord is not required to subordinate its fee interest to the Tenant's mortgage. Tenant recognizes that any loan secured by the Leasehold Estate shall be subordinate to Landlord's right to mortgage the Leasehold Premises or any part thereof other than the New Building and Tenant's furniture, fixtures and equipment pursuant to this Article 14.

ARTICLE 15 CONDITION OF LEASEHOLD PREMISES AND FLOWERFIELD

      Tenant acknowledges that it has thoroughly inspected the Leasehold Premises and accepts them in "as is" condition and Landlord makes absolutely no warranties or representations regarding the condition of the Leasehold Premises, except as otherwise contained in Article ___ of this Lease.

      Landlord shall not be required to make any alterations, improvements or repairs to the Leasehold Premises except as otherwise set forth in Articles 7(b) and 19 of this Lease; provided, however, that Landlord will maintain the Access Area and the Flowerfield premises that are adjacent to or in plain view of the Leasehold Premises in good order and in good structural and aesthetic repair, comparable to their state of order/repair as of the date of this Lease. Landlord may increase, reduce, change the number, dimensions, levels or locations of walks, roadways, buildings and parking areas in any manner whatsoever on any part of Flowerfield exclusive of the Leasehold Premises, as Landlord shall deem proper, and in accordance with Applicable Laws, provided; however, that Flowerfield aesthetics which are in plain view from the Leasehold Premises are not materially impaired (e.g., the installation of a road running along Landlord's side of Pond 1 and/or Pond 2 would be improper and unacceptable).

ARTICLE 16 SITE INVESTIGATIONS

      The Parties acknowledge that the Tenant presently occupies certain premises and enjoys other rights of use and access at the Overall Premises and Access Areas, pursuant to the 1993 Lease. The Tenant has the right to conduct testing and site investigations including taking measurements, conducting inspections, making boundary and topographical surveys, conducting geotechnical and other studies, test borings, drainage studies and other studies prior to the Commencement Date to determine whether the Leasehold Premises may be developed and used in a manner consistent with Tenant's business purposes (the "Site Investigations"). The right to conduct Site Investigations includes the right to gather information with respect to the availability of utilities for the Leasehold Improvements. The Site Investigations shall be conducted with due concern for existing activities being conducted on the adjacent premises and the adjacent improvements and shall not unreasonably interfere with such activities. Tenant shall take appropriate safety precautions to avoid the creation or maintenance of hazards from the Site Investigations.

ARTICLE 17 TITLE SEARCH AND SURVEY

      (a) Title Search. Upon the Parties' execution of this Lease, Tenant, at its cost and expense, may order a title search, for the Overall Premises and Access Areas. Landlord, at its cost and expense, shall provide Tenant with a survey for the Leasehold Premises.

      (b) Title Conditions. If the title search reveals any conditions, liens, easements, restrictions, encroachments, overlaps or other rights or grants which Tenant deems to be unsuitable or that will interfere with Tenant's use and enjoyment of the Leasehold Premises, Tenant shall so advise Landlord within ten days of Tenant's receipt of the title report, and Landlord will have the option of removing such conditions, liens, easements, restrictions, encroachments, overlaps or other rights or grants, or either party may cancel the Lease with no further obligation of Landlord or Tenant; provided however, that if the cost of such removal is $100,000.00 or less, Landlord shall remove such conditions at its expense. If the cost of such removal exceeds $100,000.00, and Landlord elects not to remove such conditions, Tenant may elect to waive the condition or conditions that cause the removal cost to exceed $100,000.00 or to pay the amount that exceeds $100,000.00 to remove the conditions affecting title. If Tenant does not elect to waive such condition(s) or expend such sum, either party may cancel this Lease, and Landlord shall reimburse Tenant for the cost incurred by Tenant for the title search.

      (c) Violations. If there are any violations adversely affecting Tenant's use or occupancy of the Leasehold Premises, including violations of any environmental, land use or other governmental laws, ordinances, rules, regulations, directives, policies or judicial determinations and Applicable Laws related to the Leasehold Premises, as of the date hereof caused by the Landlord or its other tenants, Landlord shall have the option to remove same or if Landlord elects not to remove same either party may cancel the Lease with no further obligation to the other party; provided however, that if the cost of such removal is $100,000.00 or less, Landlord shall remove such violations at its expense. If the cost of such removal exceeds $100,000.00, and Landlord elects not to remove such conditions, Tenant may elect to waive the violation or violations that cause the removal cost to exceed $100,000.00 or to pay the amount that exceeds $100,000.00 to remove such violations. If Tenant does not elect to waive such violation(s) or expend such sum, either party may cancel this Lease, and Landlord shall reimburse Tenant for the cost incurred by Tenant for the title search. Landlord shall have an unconditional obligation to cure any violations adversely affecting Tenant's use or occupancy of the Leasehold Premises including any violations of any environmental, land use or other governmental laws, ordinances, rules, regulations, directives, policies or judicial determinations and Applicable Laws caused by Landlord which may arise after the date hereof.

ARTICLE 18 COMMON UTILITIES

      Landlord has the right, subject to provisions herein, to require Tenant in its capacity as a tenant or as a prospective purchaser of the Leasehold Premises, as the case may be, to participate in Landlord's planned systems for providing certain utility services to tenants of the Flowerfield property. These services may include, but may not be limited to, water, electricity, cartage, sewerage treatment and fiber optic, cable or direct satellite television and other communications systems. Tenant will only be required to participate in such services if Tenant requires such service and if Landlord can provide reliability that is comparable to Tenant's existing suppliers and is able to provide such services at rates that are equal to or less than the rates being paid by or otherwise available to Tenant. Landlord's decision not to provide any such services to Tenant will not be a breach of this Lease.

ARTICLE 19 PREEXISTING CONDITIONS

      Landlord, at its sole cost and expense, shall repair the leaking roof in the Courtyard Building and increase the drainage capacity of the storm drains in the driveway on the Leasehold Premises by installation of a 12 inch storm drain pipe from the catch basin to Pond 1 to divert storm water runoff that collects on and floods the driveway. Landlord shall repair the roof of the Courtyard Building to prevent leaks within three months of the date hereof. Landlord shall increase the drainage capacity of the driveway in conjunction with Tenant's construction of the New Building.

      The Landlord will be responsible for all environmental conditions at the Leasehold Premises existing prior to the 1993 Lease Term or otherwise caused by Landlord, including but not limited to, the abatement, storage, removal, encapsulation, etc. of asbestos and other hazardous, toxic and regulated materials at the Leasehold Premises as required by government agencies and applicable law except for those materials brought to the Leasehold Premises by the Tenant, its agents, contractors and employees or damage caused to the encapsulated asbestos by Tenant.

ARTICLE 20 THE PROJECT

      (a) Generally. The Project is an essential component of this Lease, and subject to Landlord's review of the Project Plans, Landlord has a conceptual understanding of the Project and consents to Tenant's undertaking thereof. The Parties recognize that in order to meet the Scheduled Project Completion Date, the Parties will need to prioritize the processing of the Project Plans, applications for Government Approvals and other Project documents. The development of the Project will be governed, as between the Parties, pursuant to the terms of this Lease.

      (b) Project Design. Promptly after the execution of this Lease, the Tenant will begin the process of designing the Project by commissioning its Project Architect to begin work, and preparing applications to the appropriate government authorities, including but not limited to, the Town Board, Planning Board,

Board of Zoning Appeals and Building Department of the Town; the Suffolk
County Department of Health, and the New York State Department of Environmental Conservation for required site plan approval, variances and building permits and other required approvals (the "Government Approvals"). Tenant will submit the Project Plans to Landlord for its approval, prior to submitting same for Government Approvals. The Landlord may require Tenant to add certain infrastructure-type features (e.g., future interconnect capability for sewer system, fiber optic and electric power) to the Project Plans, provided such additions do not violate Applicable Laws or require a variance or special exception permit therefor, and Landlord pays the cost thereof. By approving the Project Plans or proposing any changes thereto, Landlord assumes no liability or responsibility related to the design, engineering or construction of the Project, except for any changes thereto required by Landlord, but specifically objected to by Tenant in writing, with notice to Landlord as provided in Article 82 of this Lease. Upon completion and approval, the Project Plans will be attached to the Lease as Exhibit "B". Landlord acknowledges that the Project Plans are Tenant's sole property, may include Tenant's trade secrets or other confidential information and will be provided to Landlord in confidence. Landlord will employ the same safeguards it uses to protect its own confidential information in its capacity as a Landlord to maintain the confidence of Tenant's confidential information.

      (c) Approval Process. Landlord, upon receiving the Project Plans from Tenant, will have five working days to review and approve the Project Plans. Landlord's review of the Project Plans will be limited to the exterior design and finish of the New Building. If Landlord deems the Project Plans to be unacceptable within such five working day period, Landlord shall provide written notification of same to the Tenant, along with the specific reasons for such disapproval and proposed corresponding revisions, which shall not violate Applicable Laws. Upon Tenant's receipt of such written notification, Tenant shall have ten working days to revise and resubmit the Project Plans to Landlord. Landlord shall then have three working days to review the revised Project Plans to determine if the deficiencies identified in Landlord's written notification have been corrected, and to notify Tenant in writing. If Landlord does not provide written notification to the Tenant in accordance with the foregoing, Landlord will be deemed to have approved the Project Plans, or the revised Project Plans, as the case may be.

      (d) Government Approvals. Following Landlord's approval of the Project Plans in accordance with paragraph (c) above, Tenant shall submit the required applications for Government Approvals. Tenant will pay all application fees, legal fees or any other costs and expenses associated with such applications; provided, however, that Tenant shall not be responsible for reimbursing Landlord for any costs incurred by Landlord in connection with the Zoning Swap or for Landlord's review and approval of any Project Plans, including but not limited to, Landlord's costs for in-house or outside counsel, the cost or fees of any engineer, surveyor or architect, etc.

      If any required Government Approval is not issued within a reasonable period of time, Tenant may dispute the failure of such issuance including the commencement of legal proceedings, the appeal of any adverse decision, and the defense of any favorable decisions, in Tenant's own name and at its sole cost and expense. Following the issuance of any Government Approval, if any person commences legal proceedings to contest such issuance, Tenant may defend such proceedings, appeal adverse decisions, and defend any appeal of any favorable decisions, in Tenant's own name and at its sole cost and expense. Landlord shall reasonably cooperate, and when required by a government agency, join in with Tenant, without delay, in Tenant's applications for Government Approvals, provided Landlord incurs no costs other than as set forth in this Article 20(d).

      (e) Building Permit. If as a result of Tenant's building permit application, the Town requires material changes to the exterior design or finish of the New Building as set forth in the Project Plans (e.g., building size or orientation, set back requirements, etc.), Tenant will resubmit the Project Plans with the Town mandated changes, to the Landlord for review. The Landlord will have three working days to review and approve same. In the event that Landlord disapproves the Project Plans as revised by the Town, the Parties will attempt to resolve the Landlord's concerns with Town officials. Upon the parties' determination that the differences between the Landlord and the Town cannot be resolved, the Landlord, within five working days, shall decide to either accept the Town's changes to the Project Plans, or cancel this Lease; provided, however, that the 1993 Lease will continue in accordance with its terms, subject to the amended notification and term provisions set forth herein.

      (f) Landlord-Caused Delays. If Tenant's applications for Government Approvals are denied or delayed due to any violations or other contingencies caused by the acts or omissions of Landlord or its employee, agents or other tenants, the obligation to pay rent either under this Lease or the 1993 Lease shall be abated pending Landlord's removal of such violations or contingencies. If Landlord elects not to remove such violations or contingencies, Landlord or Tenant may cancel this Lease in accordance with Article 17, and the 1993 Lease will continue in accordance with its terms, subject to the amended notification and term provisions as set forth herein.

ARTICLE 21 CONSTRUCTION COMMENCEMENT

      As soon as practicable after, but not before, obtaining a Building Permit, Tenant shall begin construction of the Project, and shall proceed diligently, with same, subject to excusable delays, including delays caused by an Act of God, strike, lockout, organized labor slow down, accident, civil commotion, war, fire, catastrophe, legal requirement, severe inclement weather, shortage of materials due to government action, or other causes beyond the reasonable control of the Tenant ("Excusable Delays"). It is acknowledged by the Parties that under the current schedule, the New Building will be constructed during the winter months, therefore, severe weather-caused construction delays could occur. However, in no event will Tenant's failure to complete construction by May 1, 1998 result in an abatement of rent unless such failure is due to Landlord-caused delays.

      Construction shall be deemed to be substantially completed when the Project Architect issues a certificate that, to the best of its knowledge, information and belief, and on the basis of observations, the construction work has been substantially completed and upon issuance of a temporary Certificate of Occupancy by the Town. Upon substantial completion of the New Building, Tenant will obtain a temporary Certificate of Occupancy therefor and a Certificate of Occupancy in accordance with Town requirements.

ARTICLE 22 EXCAVATION AND SHORING

      If any excavation shall be made by Tenant upon property or streets adjacent to or nearby the Leasehold Premises, Tenant shall, at Tenant's expense, do or cause to be done all such work as may be necessary to preserve any walls or structures of the improvements on the Leasehold Premises, Overall Premises and

Flowerfield from injury or damages and to support the same by proper foundations. To the extent possible, such excavation projects shall be scheduled so as to minimize the inconvenience to the Parties and interference with the Parties' respective business activities.

      Except for excavation work performed by Landlord, Tenant shall not, by reason of any such excavation work, have any claim against Landlord for damages or indemnity or for suspension, diminution, abatement or reduction of rent under this Lease.

ARTICLE 23 QUALITY OF CONSTRUCTION AND FIXTURES

      Tenant shall cause all of its construction contractors to take reasonable steps to avoid production of excessive dust, rubble or odors. Tenant shall promptly repair or replace any damage to the Access Area, Overall Premises or any part of Flowerfield caused by the construction work.

      The construction work shall be performed in accordance with Landlord's reasonable approval conditions, Applicable Laws, and Governmental Approvals, and in a good and workmanlike manner and in accordance with generally accepted construction practices.

      Tenant shall equip the Leasehold Premises with all trade equipment, lighting fixtures, furnishings, plumbing fixtures, floor coverings and any other equipment necessary for the proper operation of Tenant's business. All attached fixtures installed by Tenant shall be new or completely reconditioned.

      Any alterations, additions, improvements and fixtures installed or paid for by Tenant other than the New Building and unattached movable trade fixtures shall, upon installation of same, become property of Landlord; provided, however, that Tenant has the right to replace any such trade fixtures during the Lease Term.

      Landlord shall cause its contractors and other tenants at Flowerfield to take reasonable steps to; (a) avoid production of excessive dust, rubble or odors that carry over to the Leasehold Premises or (b) cause unsightly conditions that are in plain view of the Leasehold Premises during Tenant's functions and events.

ARTICLE 24 INSPECTION RIGHTS

      Landlord shall have the right, upon reasonable prior notice to Tenant, to enter the Leasehold Premises to inspect it at reasonable times during the course of the Project construction work; provided, however, that Landlord shall not unreasonably interfere with the business activities conducted at the Leasehold Premises or the progress of the construction work. Upon such entry, Landlord shall comply with the direction of Tenant and its construction contractors and all of Tenant's construction site rules. Tenant shall make an employee available to accompany Landlord for inspection after reasonable notice.

      Any entry or other activity by Landlord at the Leasehold Premises shall be at Landlord's own risk, except for gross negligence and willful misconduct of Tenant, its agents, or employees causing death or bodily injury to Landlord.

ARTICLE 25 CONSTRUCTION LIENS AND COMPLETION

      Should Landlord consent to any Tenant proposed alteration, addition, improvement or other change to the Leasehold Premises, Tenant shall promptly commence same and thereafter diligently pursue same to completion in good and workmanlike manner in accordance with plans, specifications and other information given to Landlord and requirements of Landlord. Tenant shall promptly pay all contractors, subcontractors, laborers and material suppliers. Landlord may post and record such notices of non-responsibility and take such other action as is required to preclude any contractor, subcontractor, laborer or material supplier from asserting a lien against Landlord or its interest in the Leasehold Premises.

      Tenant shall discharge all liens by bond or otherwise arising from the construction of the New Building or renovation of the Butler Building or any Tenant work or improvements within 30 days of Tenant's receipt of any notice of such liens being placed on the Leasehold Premises or any part thereof. If Landlord receives notice of such lien, Tenant shall discharge such lien within 30 days of Landlord informing Tenant, in writing, of such lien.

      Nothing contained herein shall imply any agreement or consent by Landlord to subject Landlord's fee estate to liability under any mechanic's or other lien provided; however, that Tenant shall not be precluded from challenging or defending any lien filed or claim asserted by any of its contractors, subcontractors, laborers or material suppliers in connection with any Major Construction Activity; provided that Tenant has posted a bond with Landlord or its lender in the amount of the lien.

ARTICLE 26 EQUIPMENT INSTALLATIONS ON ROOF

      Tenant shall not install microwave transmitting devices (other than cooking equipment) or other roof top equipment on the Leasehold Premises, without Landlord's consent which will not be unreasonably withheld or delayed. Landlord requirements for roof top equipment will be based on good engineering practices and aesthetic considerations related to the Leasehold Premises consistent with the Parties' objectives to maintain the aesthetic quality of Flowerfield.

ARTICLE 27 INSURANCE

      At the commencement of the construction of the Project at the Leasehold Premises and at all times during the Lease Term, Tenant shall keep in full force and effect, and maintain at its sole cost and expense insurance issued by an insurance company licensed to do business in the State of New York and rated by A.M. Best Company as having a policyholder's rating of "AIX" or better. If A.M. Best Company changes its rating system, comparable ratings shall be substituted to the extent feasible.

      Insurance shall be carried in favor of Landlord and any designees of Landlord to the extent reasonably required by any lenders of Landlord as their interests may appear, in accordance with the terms hereof. Insurance required to be carried by Tenant may be included in general coverage under policies which also include the coverage of other property in which Tenant or its affiliates have an insurable interest.

      A certificate for each insurance policy required to be carried by Tenant shall be delivered to Landlord as of the Commencement Date of this Lease and all renewal certificates shall be promptly delivered to Landlord throughout the Lease Term; provided, however that certificates for builder's risk and workers' compensation insurance be delivered to Landlord prior to the Commencement of any Major Construction Activities. Each insurance policy and certificate shall provide, in effect, that the policy will not be canceled, reduced in amount, or modified by the insurer until at least 30 days after insurer provides written notice to Landlord by certified mail, return receipt requested.

      Each insurance policy and certificate shall further provide that the policy will be renewed and further renewed unless the insurer shall give Landlord at least 30 days notice in writing by certified mail, return receipt requested, of insurer's unwillingness to renew; provided however, that Tenant has the right, consistent with its business practices, to change insurance carriers, provided that such carriers comply with the requirements of this Article 27, and no lapse in coverage is allowed to occur.

      Tenant shall carry builder's risk insurance on a completed value basis for the New Building. Tenant's obligation to carry builder's risk insurance shall commence when the construction work begins and shall end on substantial completion of the construction work as determined by the issuance of a temporary Certificate of Occupancy.

      Tenant shall maintain "All Risk" insurance with respect to the Leasehold Premises, the Access Area and the Leasehold Improvements. An "All Risk" policy is an insurance policy which insures against "all direct risks" except for specified exclusions. Tenant's "All Risk" policy must include "Extended Coverage for Vandalism and Malicious Mischief" and "Difference in Conditions". In addition, such policy must include "Increased Cost of Construction", and "Demolition Costs Which May Be Necessary to Comply with Building Laws".

      Tenant shall also maintain Comprehensive General Liability Insurance with respect to the Leasehold Premises, the Access Area and the Leasehold Improvements.

      Tenant's obligation to maintain Comprehensive General Liability Insurance with respect to the Leasehold Premises under this Lease shall commence upon the expiration of the 1993 Lease and the Commencement Date of this Lease and shall cease as of the Expiration Date.

      The Comprehensive General Liability insurance policy shall provide coverage for contractual liability, severability of interest and cross liability. The coverage limits shall be at least $1,000,000.00 for


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

each occurrence with respect to bodily injury and wrongful death coverage and at least $1,000,000.00 for each occurrence with respect to property damage and excess umbrella coverage of $5,000,000.00.

      Landlord may require coverage limits to be reviewed at five year intervals to determine if such limits reasonably comport with customary coverage limits for property of similar size, use and location. If the Parties determine the coverage limits are less than customary limits, the coverage limits shall be adjusted to the customary limits.

      Tenant shall also carry, at its sole cost and expense, insurance against loss or damage by fire or by water and any other kind of property insurance with respect to the Leasehold Improvements that is prudent under the circumstances.

      The "All-Risk" insurance will insure Tenant's and Landlord's property at the Leasehold Premises for the full replacement cost of any property damaged or destroyed. Such replacement cost shall be determined from time to time, but not more frequently than once in any 48 consecutive calendar months, at the cost and request of Landlord, by an appraiser, architect or contractor who shall be mutually and reasonably acceptable to Landlord and Tenant.

      Tenant shall carry rental value insurance against loss of rental or other income derived from Tenant's operation due to risks incurred by loss or damage by fire.

      Tenant shall maintain rent insurance with respect to each peril insured herein.

      Prior to commencing any construction work by or for Tenant, Tenant shall also furnish Landlord with certificates evidencing the existence of Worker's Compensation Insurance in accordance with the laws of the State of New York and covering all persons employed for such work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the Leasehold Premises.


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

ARTICLE 28 RIGHT OF FIRST REFUSAL

      If at any time during the Lease Term, Landlord receives a third party offer to purchase the Leasehold Premises as a separate parcel of real property, or if Landlord decides to offer all or a portion of Flowerfield for sale of which the Leasehold Premises form a part and the Leasehold Premises can be separately sold without reducing the value of such sale to Landlord, the Landlord shall first offer to sell the Leasehold Premises to Tenant, which shall have a right of first refusal with respect to the sale of the Leasehold Premises. The right of first refusal will be subject to Landlord's review and approval, reasonably exercised, of Tenant's financial condition at the time Tenant elects to exercise the right of first refusal to purchase the Leasehold Premises.

      In the event Tenant exercises its option to purchase the Leasehold Premises, this Lease shall be canceled as of the date title to the Leasehold Premises is conveyed to Tenant. Tenant may elect to contract with Landlord to continue to maintain and landscape the premises after title to the Leasehold Premises is conveyed to Tenant.

      In the event of a transfer of title of the Leasehold Premises to Tenant, construction will be further governed by any restrictive covenants on the deed transferring title to Tenant.

      In the event that Landlord receives a bona fide offer from a prospective third party purchaser for the Leasehold Premises, or for all or a portion of Flowerfield of which the Leasehold Premises forms a part, Landlord shall present the salient terms thereof in the form of an offer sheet, signed by such third party prospective purchaser. Tenant shall have 30 days from the date of receipt of the offer sheet, in which to agree to purchase the Leasehold Premises, or all or a portion of Flowerfield of which the Leasehold Premises form a part, on the same terms and conditions as the prospective purchaser.

      Within such 30 day period, Tenant may request that, in the event that Landlord receives a bona fide offer for all or a portion of Flowerfield that includes the Leasehold Premises and other real property at Flowerfield, Landlord shall make a good faith effort to effect an offer of the Leasehold Premises for sale to the Tenant and sell off the remaining Flowerfield property or a portion thereof separately to such offeror, provided such combined sale for the properties will not reduce the value of such sale to Landlord to an amount below the amount contained in the third party's offer sheet.

      In the event that such offeror declines to purchase such property pursuant to such terms, Landlord may proceed with the sale of the affected property to such offeror, without further obligation to Tenant under this Article 28; provided, however, that Tenant's rights under this Article 28 shall survive any conveyances of Flowerfield property which includes the Leasehold Premises to any party other than the Tenant. Nothing herein shall be construed to limit Landlord's ability to convey title to a Landlord subsidiary.

ARTICLE 29 PERMITTED USES

      Tenant may use the Leasehold Premises to construct, operate, maintain, repair and replace, at its own expense, a catering/ banquet/conference facility, consisting of the Leasehold Improvements existing on the Leasehold Premises as of the date of this Lease (i.e., Butler Building, Courtyard Building, gazebo, awnings, fencing, decking, etc.) as well as the New Building which will replace the Tent, and other accessory improvements necessary or desirable for Tenant's successful and secure operation of the Leasehold Premises. All portions of the New


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

Building or other property or improvements attached to or otherwise brought onto the Leasehold Premises by Tenant shall, at all times and for all purposes related to this Lease, be trade fixtures or other personal property of Tenant, except that the New Building will become the property of the Landlord as of the Expiration Date, and the renovations to the Butler Building will become property of the Landlord upon installation thereof. Tenant may remove all other fixtures at any time during the Lease Term. In no event is Tenant permitted to remove fixtures if removal of such fixtures will compromise the structural integrity of the Leasehold Improvements.

      Landlord acknowledges that in order for Tenant to operate the Leasehold Improvements, installation of utility lines and equipment may be required to access utility services. Tenant has the right to make all reasonable, appropriate alterations to the Leasehold Premises and Access Areas in order to enable Tenant to secure utility services according to Tenant's Project plans, which will be reviewed as provided in this Lease.

      Tenant acknowledges that in order for Landlord to improve adjacent premises, installation of utility lines may be required on the Leasehold Premises and Access Areas to access utility services. Landlord has the right to make all reasonable, appropriate alterations to the Leasehold Premises and Access Areas in order to secure utility services for adjacent premises; provided, however, that such services for adjacent premises are separately metered, do not interfere with or compromise Tenant's service reliability and do not impair the Leasehold Premises aesthetic qualities or operations during a Tenant function or event.

      All such utility lines shall be run in conduit underground. In the event that a footing is installed, Tenant agrees to install two, two inch PVC sleeves in the footing, suitable for electrical and telecommunications transmission lines dedicated for Landlord's exclusive use. Such installation shall be similar in nature and position to Tenant's dedicated PVC installations.

      Tenant shall not use the Leasehold Premises for any purpose other than as permitted by the terms of this Lease. Furthermore, Tenant shall not use the Leasehold Premises or occupy or permit the Leasehold Premises to be used or occupied in a manner that would violate Applicable Laws, Certificate of Occupancy, any municipal permit, special exception, license or similar approval affecting the Leasehold Premises or make void any insurance then in force with respect thereto.

ARTICLE 30 PROHIBITED USES

      (a)   Pornographic Use.

      The Parties agree that the value of the Leasehold Premises and the respective reputations of the Parties will be seriously injured if any portion of Flowerfield, including the Leasehold Premises, are used for any obscene or pornographic purposes or any sort of commercial sex establishment. The Parties agree that they will not bring or permit any obscene or pornographic material at Flowerfield, and shall not permit or conduct any obscene, nude, or seminude live performances on the premises, nor permit use of the premises for nude modeling, or as a sex club of any sort, or as a "massage parlor". Tenant will not permit any of these uses by any sublessee or assignee of the Leasehold Premises. This
Article 30(a) shall directly bind any successors in interest to the Parties. The Parties agree that if at any time either party violates any of the provisions of this Article 30(a), such violation shall be deemed a material breach of the terms of this Lease and objectionable conduct. Pornographic material is defined for purposes of this Article 30(a) as any written or pictorial matter with prurient appeal or any objects of instrument that are primarily concerned with lewd or prurient sexual activity. Obscene material is defined here as it is in New York State Penal law ss.235.00.

      (b)   Licensees and Concessionaires.

      Subject to Article 65 of this Lease, Tenant shall not permit any business to be operated in or from the Leasehold Premises by any concessionaire or licensee without the prior written consent of Landlord.

      (c) Number of Concurrent Events - Tenant's principal banquet business is weddings and other formal events. Tenant will schedule only one such formal event at a time at the Leasehold Premises, with the exception that during the winter holiday season, to accommodate its corporate clients Tenant may, on occasion and at the same time, schedule no more than two holiday parties to be held concurrently at the Leasehold Premises.

      (d) Outdoor Music - Tenant will not permit the outdoor playing of amplified music at the Leasehold Premises, except during outdoor ceremonies when electronic keyboard equipment may be used.

      (e) Provisional Sound Abatement - The Parties acknowledge that one principal purpose for entering into this Lease and replacing the Tent with the New Building is to address the noise concerns expressed by certain residential neighbors of Flowerfield. In order to address these concerns pending the replacement of the Tent with the New Building the following measures will be employed:

            (i) During each catered event, Tenant will have an employee assigned to answer the telephone at (516) 862-0100 and to take sound readings at the Parkside Avenue Gate at the corner of Parkside Avenue and Mills Pond Road (the "Parkside Avenue Gate").

            (ii) After receiving a call from a resident, Tenant will take a decibel reading at the Parkside Avenue Gate within ten minutes of receiving the resident's call.

            (iii) If the volume of sound is determined to be excessive (such sound level to be reasonably established by the Parties consistent with the relevant provisions of the Code of the Town of Smithtown), Tenant will promptly take steps to lower the volume of music and/or adjust the bass and treble on the amplification system upon completion of the piece of music being performed.

            (iv) Tenant will cooperate with any resident who requests to verify the decibel reading at the Parkside Avenue Gate.

      The provision of this Article 30(e) will terminate upon completion of construction of the New Building.

ARTICLE 31 MAINTENANCE OF THE LEASEHOLD PREMISES

      Other than as set forth in this Lease, Tenant shall, at its own cost and expense, maintain the Leasehold Premises and the fixtures and equipment therein and appurtenances thereto as first class improvements for their age and Tenant's use thereof. Except as otherwise set forth in Articles 7(b) and 19 of this Lease, Landlord shall not be required to make any repairs or improvements of any kind upon the Leasehold Improvements.

      Tenant agrees to maintain and keep in good condition the electrical, plumbing and heating, ventilation and air conditioning equipment in the Leasehold Premises.

      Pursuant to Applicable Laws, the Leasehold Premises may be subject to periodic, unannounced inspections by official health, building, fire code and environmental inspectors having authority to cite any violations which have a detrimental effect on the

Parties or the business operations of other tenants, Landlord's neighbors and fire insurance premium rates. Upon reasonable notice, Landlord may make inspections of the Leasehold Improvements and request Tenant to take any required corrective action. Failure to take such action will constitute an Event of Default.

      If Tenant refuses or neglects to make repairs or otherwise fails to take corrective action after receiving a notice of violation or summons or warning from any governmental agency having jurisdiction over the Leasehold Premises for a condition for which Tenant was responsible for causing or expressly assumed under this Lease, Tenant will be deemed to have caused an Event of Default.

ARTICLE 32 REQUIRED MAINTENANCE WORK

      Tenant shall keep the Leasehold Improvements, including but not limited to, the structural and load bearing elements, the exterior walls, roofs of the Leasehold Improvements and the fixtures and equipment therein in good order and repair.

      If upon prior reasonable written notice from Landlord, Tenant (a) refuses or neglects to make repairs or otherwise fails to perform any of Tenant's work or maintenance obligations hereunder, or (b) repairs are necessitated by reason of Tenant's negligent acts or omissions, Landlord shall have the right, but shall not be obligated, to make such repairs or perform on behalf of and for the account of Tenant without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof. In such event, Tenant shall compensate Landlord for its costs incurred for such work as Additional Rent promptly upon receipt of a bill therefor.

      Tenant shall comply with all Applicable Laws and insurance requirements applicable to the Leasehold Improvements.

ARTICLE 33 DAMAGE OR DESTRUCTION

      Any partial damage or destruction of the Leasehold Premises due to fire or other catastrophe shall be repaired or replaced within a reasonable time after the damage is incurred and all claims are settled with the insurance companies providing coverage therefor.

      Tenant's obligation to repair, replace and comply with all Applicable Laws extends to extraordinary, unforeseen and structural repairs and replacements as well as to ordinary, foreseen and nonstructural repairs and replacements.

      If the Leasehold Premises shall be partially damaged by any casualty insurable under Tenant's insurance policy, Tenant shall, upon receipt of insurance proceeds, repair the Leasehold Premises to the condition and state in which said Leasehold Premises were when originally delivered to Tenant but only to the extent of the net insurance award made available for the purposes under the insurance policies set forth in Article 27 of such repair and this Lease shall continue in full force and effect. Tenant shall restore all Leasehold Improvements at Tenant's cost and expense, or to the extent insured with corresponding insurance proceeds.

ARTICLE 34 TOTAL DAMAGE

      If the Leasehold Premises (a) by reason of substantial damage or destruction is rendered wholly untenantable, or (b) is damaged in whole or in substantial part during the last three years of the Lease Term, or (c) if any or all of the buildings or other areas of the Leasehold Premises are damaged, whether or not the buildings are damaged, to such an extent that the catering/banquet and conference facility cannot, in the reasonable judgment of Landlord be operated as such, Landlord may elect to have Tenant repair the damage or Landlord may cancel this Lease by notice of cancellation within 180 days after such event and thereupon this Lease shall expire and Tenant shall vacate and surrender the Leasehold Premises to Landlord. Tenant's liability for rent upon the termination of the Lease in this event shall cease as of the day following the event or damage.

ARTICLE 35 ALTERATIONS

      Tenant will make no material alteration to the Leasehold Premises without the written approval of Landlord. In no event will an alteration be made by Tenant which impairs the safety or structural integrity of the Leasehold Improvements or which violates Applicable Laws.

      A material alteration includes any significant addition or improvement to the Leasehold Premises or Leasehold Improvements. All material alterations will be made in accordance with the same procedures for the Project set forth in
Article 20.

ARTICLE 36 DEMOLITION

      Tenant shall only be permitted to demolish or remove parts of the Leasehold Improvements in accordance with Article 20, this Article 36 and with the written approval of Landlord.

      Unless required by a government authority or Applicable Law, Tenant shall not demolish Leasehold Improvements, unless such Leasehold Improvements will be replaced by a structure the net cost of which shall be at least the value of the structure demolished and unless and until Landlord has approved of the plans and specifications for such replacement structure consistent with the procedures contained in Article 20 of this Lease.

      Demolition shall only be conducted in accordance with Applicable Laws and insurance requirements and if the safety and the structural integrity of all remaining structures on the Leasehold Premises and adjacent premises will not be impaired thereby.

      Within a reasonable time after demolition or removal and after issuance of all Governmental Approvals and the Building Permit pursuant to the same procedures outlined in Article 20, Tenant shall construct or install replacement Leasehold Improvements which cost at least as much as the reasonable estimated replacement cost of the demolished or removed Leasehold Improvements.

      Notwithstanding the foregoing, the Parties acknowledge that the Tent will be dismantled in favor of the New Building and that some demolition work will be required for Butler Building renovations. Landlord's review of the plans and specifications therefor will be done in accordance with Article 20.

      As outlined above, all construction shall be performed in accordance with all Applicable Laws and Government Approvals and in a good and workmanlike manner and in accordance with generally accepted construction practices.

      Construction of any replacement or additional Leasehold Improvements shall be deemed to be substantially completed upon the issuance of a certificate of substantial completion by a licensed architect, selected by Tenant and reasonably satisfactory to Landlord and upon issuance of a temporary Certificate of Occupancy.

ARTICLE 37 SIGNS

      Tenant signs identifying the Leasehold Premises shall not exceed four square feet of total area, and Tenant must submit a sketch or photo of the proposed sign for Landlord approval indicating the size, color and design of such sign. Sign installation at the Leasehold Premises will be in accordance with Applicable Laws. Any Landlord approved sign shall be maintained by Tenant in good condition and repair.

      Other than the foregoing, Tenant shall not place or cause to be placed any sign upon or outside the Leasehold Premises. Landlord may remove such nonconforming signs. Tenant hereby waives any and all claims against Landlord for removal of any nonconforming signs except for Landlord's gross negligence or willful misconduct.

ARTICLE 38 PARKING

      Tenant will only have the use of parking spaces in the parking lot which is part of the Leasehold Premises. The location of the parking lot is shown on Exhibit "A" attached hereto. Maintenance of parking lot is the sole responsibility of the Landlord or Landlord's designee. Tenant will be charged by Landlord for maintenance of the parking lot in accordance with Article 7 except that Tenant will have the option to perform major maintenance activities by landlord or an agent of Tenant.

      In the event that the parking lot is filled to capacity, Tenant may avail itself, upon prior notice to Landlord, of the parking facilities adjacent to Landlord's building known as "7 Flowerfield" when such parking facilities are available.

ARTICLE 39 ELECTRICITY AND GAS

      The electric power and gas service for the Leasehold Premises will be provided by a metered service of the Long Island Lighting Company (LILCO), its successor or any other electric or gas purveyors authorized to provide such service. Tenant shall at its sole cost and expense install and immediately register any electric and gas meters upon construction of the Leasehold

Improvements. The meters will be registered in the name of Tenant. Tenant will pay any and all charges related to the metered service directly to the applicable purveyors.

      All electrical and gas equipment installed on the Leasehold Premises shall conform to industry standards and will be consistent with Tenant's use of the Leasehold Premises as stated in this Lease.

ARTICLE 40 WATER

      The water for the Leasehold Premises will be provided by a metered water service of the Saint James Water District or its successor. Tenant, at its sole cost and expense, shall install and immediately register any water meter upon construction of the Leasehold Improvements. The water meter will be registered in the name of Tenant. Tenant will also pay the reduced pressure zone (RPZ) valve charge attributable to the fire sprinkler system for the Leasehold Premises.

ARTICLE 41 GARBAGE

      At Tenant's sole cost and expense, Tenant will handle and dispose of all rubbish, debris, garbage, and waste from Tenant's operation in accordance with regulations established by Landlord and those of all governmental agencies having jurisdiction and not permit the accumulation, unless in concealed metal containers provided by a garbage carter licensed to do business in the Town of Smithtown, and shall not burn any garbage in, on, or about any part of Flowerfield.

      All Tenant garbage must be placed in plastic bags or suitable substitute, securely tied at the top and placed in dumpsters located on the Leasehold Premises.

      Cardboard must be separated from garbage and placed in special containers marked "Cardboard Only". All cardboard boxes must be flattened before being placed into the designated receptacles.

      Landlord reserves the right to require Tenant to obtain additional garbage containers for Tenant's exclusive use if Landlord reasonably determines that Tenant needs additional garbage collection capacity.

      In addition, Tenant shall not permit debris, waste materials, or garbage to collect in front of, around, along side or in back of the Leasehold Premises. Tenant shall at all times keep the main entrance to the Leasehold Premises clean and orderly. If Tenant does not comply with the requirements herein, Landlord shall give Tenant reasonable prior written notice of such noncompliance and thereafter may clean the affected area and submit an invoice to Tenant for the reasonable cost incurred by Landlord for such cleaning, which Tenant shall remit to Landlord as Additional Rent.

      Industrial waste, including but not limited to, metal chips, oils, solvents, chemicals, sheet metal, wood crates (excluding produce crates), and pallets may not be placed in dumpsters. Such industrial waste must be disposed of as regulated by the State of New York Department of Environmental Conservation. Landlord has the right to demand and receive copies of bills of conveyance to a government licensed carting company employed by Tenant for disposal of hazardous waste used by Tenant at Flowerfield.

      At Landlord's sole cost and expense, Landlord shall keep the Access Areas and all other portions of Flowerfield which are visible from the Access Areas and Leasehold Premises free and clear of all rubbish, garbage and waste. If Landlord does not comply with these requirements, Tenant shall give Landlord reasonable prior written notice of such noncompliance and thereafter, Tenant may clean the affected area and submit an invoice to Landlord for the reasonable cost incurred by Tenant for such cleaning. If Landlord does not remit payment for such invoice within 30 days from its receipt thereof, Tenant may deduct such amount from the next rent payment due Landlord.

      Tenant will not dump any waste oil or other contaminants, organic or inorganic onto, in or about Flowerfield. Tenant may only dispose of such contaminants in accordance with Applicable Laws. Tenant will be solely responsible and will immediately pay all fines and penalties resulting from its improper disposal of such contaminants. If Tenant does not comply with any government order relating to the proper disposal of contaminants, Landlord will become Tenant's attorney-in-fact for purposes of exercising all actions and documents necessary to secure compliance. Any costs incurred by Landlord hereunder will be remitted to Landlord as Additional Rent.

ARTICLE 42 SEWAGE TREATMENT

      In the event that Landlord or any successor in interest, constructs a sewage treatment plant at Flowerfield, Landlord shall construct such sewage treatment plant at a site located on the southern or eastern side of the current site of the Long Island Railroad train tracks which traverse Flowerfield. Landlord shall use its best efforts to maintain such sewage treatment plant so as to prevent any odors therefrom from reaching the Leasehold Premises.

ARTICLE 43 WASTE

      Upon expiration, termination or cancellation of this Lease, Tenant shall be responsible for removal of any drums, cans or containers that Tenant delivered or caused delivery to the Leasehold Premises or Flowerfield. If Tenant fails to remove such drums, cans or containers, Landlord may remove same without any liability or responsibility to Tenant for removing same without Tenant's consent. Tenant hereby appoints Landlord its Attorney-in-Fact, authorizing Landlord to execute all documents and take any action on behalf of Tenant to comply with this paragraph. Tenant hereby waives any claims against Landlord relating to Landlord's exercising powers of Attorney-in-Fact for purposes of this Article 43. Any costs incurred by Landlord hereunder will be remitted to Tenant as Additional Rent.

ARTICLE 44 FIRE PROTECTION EQUIPMENT

      Tenant is required to supply its own fire extinguishers of the appropriate size and classification consistent with the Town of Smithtown Fire Code, ISO and the Fire Insurance Underwriter Inspection regulations. Tenant agrees to have such fire extinguishers inspected periodically, recharged and otherwise serviced as required and tagged in accordance with Applicable Laws.

      In the event Tenant is requested to provide local fire departments with jurisdiction over the Leasehold Premises with a list of hazardous chemicals maintained by Tenant at the Leasehold Premises, Tenant will provide same to such local fire departments and provide a copy of such lists to Landlord.

ARTICLE 45 HAZARDOUS MATERIALS

      Tenant shall not bring, keep, store or use in or upon the Leasehold Premises and the Leasehold Improvements or Flowerfield materials deemed toxic or hazardous under Applicable Laws, unless done so in compliance with such Applicable Laws.

      Tenant will not bring, keep, store or use in or upon the Leasehold Premises and the Leasehold Improvements or Flowerfield any solvent having a flash point below one hundred ten degrees Fahrenheit (110F), nor shall any liquid which emits volatile vapors below the temperature of one hundred degrees Fahrenheit (100F) be brought, kept or used, except if the process using such liquids is conducted in a room of fire resistant construction as defined by the Fire Insurance Rating Organization ("FIRO"). If more than one, but not more than two gallons of such liquids are kept on the Leasehold Premises, they must be stored in safety cans and kept in a cabinet constructed by Tenant in a manner approved by FIRO. Reasonable amounts in excess of ten gallons may be kept if they are stored in vaulted construction by Tenant in a manner approved by FIRO. Any use or storage of such liquids must at all times be in accordance with the requirements of FIRO, OSHA, NFPA and the Board of Fire Underwriters. Tenant specifically agrees to undertake and complete any and all cleanup, removal and remediation necessitated by any such maintenance, discharge, or spillage, promptly upon notification by Landlord or any governmental agency having jurisdiction thereover. The provisions of this Article 45 shall survive the Expiration Date of this Lease.

ARTICLE 46 THE PONDS

      Notwithstanding anything to the contrary set forth in this Lease, the terms of this Article 46 shall control the management and operation of the Ponds.

      (a) Generally. As of the date of this Lease there are three man-made ponds at Flowerfield which are numbered ponds 1, 2 and 3, respectively (the "Ponds"). Portions of Ponds 1 and 2 are part of the Leasehold Premises. The water level of the Ponds is maintained by road/parking lot and roof storm water runoff from the Flowerfield storm drain system which is configured to drain into the Ponds and a well system with an electric pump that, when activated, pumps water into the Ponds.

      (b) The Well. The electric account along with any water company accounts for the well system will be maintained in Tenant's name and all bills therefor will be paid by Tenant; provided however, that Landlord will reimburse Tenant for the billed costs from such utilities for pumping water into the Ponds to cover the cost of filling Pond 3 with water. Landlord shall remit such payment within 30 days of its receipt of the bill from Tenant. Tenant may fill the Ponds whenever it deems, in its sole discretion, that the water level in Ponds 1 and/or 2 is too low.

      (c) Well System Failure. Landlord, at its cost and expense, shall be responsible for maintaining, repairing and replacing the well pump. In the event that the well pipeline fails to produce water and needs to be replaced, Landlord shall be responsible for replacing the well pipeline; provided, however, that Tenant shall pay one-third the cost thereof.

      (d) Pond Fountains. Pond 1 and Pond 2 each have a fountain, both of which are installed each year in the Spring and removed in the Fall. Landlord, at its cost and expense, will (i) perform the annual installation and removal of the fountains, if necessary, (ii) maintain the fountains in good working order, including preventative maintenance and repairs, and (iii) replace any fountains that fail or become damaged beyond repair.

      (e) Government Compliance. Landlord, at its cost and expense, shall be responsible for complying with any order of any government authority; (i) in connection with remediation to the ponds due to the storm drain configuration or; (ii) in connection with any other condition not caused by Tenant, its agents, employees or licensees.

      (f) Notification. If either party is made aware of a condition or event that could affect the condition of any of the Ponds, such party shall promptly notify the other party of such condition or event, and the Parties shall take prompt action to notify the proper authorities and correct the condition, in accordance with Applicable Laws and the terms of this Lease.

ARTICLE 47 COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT (ADA)

      Tenant represents that it is familiar with the Americans with Disabilities Act (ADA). Tenant further represents that it will comply with the ADA requirements to the extent such requirements apply to construction of the Leasehold Improvements.

      The Parties recognize that the Leasehold Premises are in full compliance with the ADA as evidenced by the Certificate of Occupancy for the Leasehold Premises as of the date of the Lease.

ARTICLE 48 ALARM SYSTEM

      In the event Tenant desires to install an alarm system, Tenant will register such alarm system with the Town of __Smithtown, Fire Marshall's Office, the Suffolk County Police Department, the Saint James Fire Department and in accordance with Applicable Laws.

ARTICLE 49 ACCESS FOR INGRESS AND EGRESS

      The sidewalks and entries to the Leasehold Improvements and adjacent to the Leasehold Premises shall not be encumbered or obstructed by Tenant so as to impede passage along the Access Areas or through any other part of Flowerfield, or used by Tenant, its agents or customers for any other purpose other than for ingress and egress to the Leasehold Improvements or Leasehold Premises. Landlord may direct Tenant to remove any items obstructing such passage. Tenant shall promptly comply with Landlord's reasonable direction.

ARTICLE 50 DATES RESERVED FOR LANDLORD USE

      Landlord shall have the right to reserve up to five dates which have not otherwise been reserved by Tenant's clients during each year of the Lease Term for Landlord's purposes at no cost to Landlord. Landlord is not required to purchase catering services from Tenant on the Landlord's reserved dates; provided, however, that Landlord cannot utilize the services of another caterer. The dates to be reserved for Landlord's use will not include Saturday evenings or holidays. Landlord may not reserve any such dates more than six months in advance of Landlord's reserved dates.

ARTICLE 51 PRIVACY AND FORCED ENTRY

      Tenant shall provide Landlord with a list of three of Tenant's employees who possess keys for locks to any entrance or other manner of ingress or egress from the Leasehold Premises. In the event entry is necessitated by an Emergency and Tenant has not provided Landlord with a list of three of Tenant's employees who possess keys for access, Landlord may forcibly enter the Leasehold Premises and Tenant holds Landlord harmless and releases Landlord from any and all claims for repair of damage arising therefrom.

      If Tenant constructs a gated fence surrounding the Leasehold Premises, Tenant will provide Landlord with keys to such fence.

ARTICLE 52 ACTIVITY RESTRICTIONS

      (a) Tenant shall use the Leasehold Premises solely as a catering/banquet/conference facility and for no other purpose.

      (b) Tenant will not engage in any of the following activities without Landlord's prior knowledge and written consent:

      (i) No Fire Sale - Tenant will not permit any fire, bankruptcy, auction or "going out of business" sale on the Leasehold Premises. This shall not be construed to impair the rights of any Leasehold Mortgagee to foreclose on any security interest it may have with respect to the Leasehold Premises.

      (ii) No Improper Use of Parking Lot - Tenant will not use the Parking Lot or any area adjacent to the Leasehold Premises for display of goods, sale of goods or any similar undertaking.

      (iii) No Misuse of Plumbing Facilities - Tenant will not use plumbing facilities for disposal of any materials deemed to be unreasonably destructive to the plumbing or facilities. The plumbing facilities referred to herein include interior drains, exterior dry wells, collection basins, storm drains, sumps. Tenant shall not improperly dispose of any materials into the septic system at the Leasehold Premises for which disposal is regulated by Applicable Law. In the event of Tenant misuse of the plumbing facilities and its failure to correct same, Landlord shall immediately clean and restore the affected facility and invoice Tenant for the costs incurred by Landlord for such service as Additional Rent.

      (iv) No Damage to the Premises - Except as otherwise permitted under this Lease, Tenant shall not perform any act or carry on any practice which will damage, deface, or mar the Leasehold Premises or any other part of Flowerfield. Tenant will restore the Leasehold Premises substantially to its original condition, except that the New Building will not be removed, less normal wear and tear, in the event of such damage prior to the end of the Lease Term.

ARTICLE 53 GOVERNMENT RESTRICTIONS

      Tenant shall, at its own cost and expense, comply with the Certificate of Occupancy for the Leasehold Premises and all Applicable Laws affecting the Leasehold Premises now in force or which hereafter may be in force. Any use of the structure or any use of a portion of the Leasehold Premises for purposes of use or subleasing for a use not permitted by the Code of the Town of Smithtown is prohibited.

ARTICLE 54 UNAUTHORIZED VEHICLES

      Any vehicles of any parties improperly parked on Flowerfield property, excluding the Leasehold Premises, may be removed from Flowerfield. Improperly parked vehicles include vehicles parked in loading zones, no parking zones, fire zones and vehicles parked overnight without the consent of Landlord. Tenant shall be billed and pay as Additional Rent for removal of such vehicles, if such vehicles have entered Flowerfield for Tenant's purposes.

ARTICLE 55 UNPLATED VEHICLES

      Any unregistered motor vehicle parked on the Flowerfield property, excluding the Leasehold Premises, which belongs to Tenant, its agents, employees, invitees, licensees or subtenants will be assessed a parking fee of $10.00 per day after the first consecutive 24 hours of parking. In the event Tenant does not register such vehicle or remove the vehicle from Flowerfield, Tenant hereby appoints Landlord its Attorney-in-Fact, authorizing Landlord to execute all documents and take any action on behalf of Tenant to comply with this Article 55. Tenant hereby waives any claims against Landlord relating to Landlord's exercising powers of Attorney-in-Fact for purposes of this
Article 55.

Tenant shall pay Landlord's costs incurred hereunder as Additional Rent.

ARTICLE 56 RIGHT TO SHOW AND INSPECT THE LEASEHOLD PREMISES

      Landlord may enter the Leasehold Premises to inspect the Leasehold Improvements and to show same to prospective purchasers, mortgagees or lessees and invitees upon providing reasonable notice to Tenant. The frequency of such inspections shall not exceed one inspection per month; however, during periods of Major Construction Activities, more frequent inspection will be permitted. Any restriction on inspection does not prohibit Landlord from entering the Leasehold Premises for purposes of "showing" the Leasehold Premises to agents, guests or invitees of Landlord.

      Landlord shall enter the Leasehold Premises at its own risk; except for gross negligence and willful misconduct of Tenant, its agents and employees causing bodily injury or death. Landlord may not enter the Leasehold Premises, except in the event of an Emergency, unless reasonable notice has been provided Tenant and unless accompanied by an employee of Tenant as provided in Article 51 of this Lease. Tenant shall make an employee available to accompany Landlord after reasonable notice. In this context "Landlord" includes only those authorized contractors, architects, agents and employees accompanied by an employee of Landlord. To the extent reasonably possible, Landlord shall provide Tenant with notice of names of such authorized contractors, architects, agents and employees.

      Any entry shall be conducted with due regard for the activities being conducted at the Leasehold Premises and the rights of any subtenants. Tenant may deny Landlord entry to the Leasehold Premises during any function thereat. No entry shall unreasonably interfere with the Tenant's use of the Leasehold Premises.

ARTICLE 57 SURRENDER OF POSSESSION

      The New Building shall be the property of Tenant; however, upon the Expiration Date, the New Building shall become the Landlord's property. As of the Expiration Date, Tenant shall surrender possession of the Leasehold Premises and the Leasehold Improvements to Landlord in good condition, reasonable wear and tear excepted.

      Tenant's equipment shall be removed from the Leasehold Premises on or before the Expiration Date. Any of Tenant's property remaining on the Leasehold Premises or on any other part of Flowerfield 30 days after the Expiration Date, which Landlord does not require Tenant to remove, shall become Landlord's property free from any claim of Tenant or any person claiming right to such property through Tenant.

      Tenant has caused to be installed or otherwise has the exclusive use of the trade fixtures listed in Exhibit "D" or any equipment substituted therefor during the Lease Term, and Tenant has sole responsibility, at Landlord's option, to remove or leave in place, the trade fixtures listed in Exhibit "D" or any equipment substituted therefor during the Lease Term upon the expiration, termination or cancellation of this Lease unless such trade fixtures and/or any additions thereto become affixed to the Leasehold Premises, the removal of which would cause damage to the Leasehold Premises. Except as otherwise permitted under this Lease, Tenant shall not remove or cause to be removed any fixtures or any other installation that was "in place" at the Leasehold Premises on the Commencement Date without the written consent of Landlord.

      At the end of the Lease Term, the Leasehold Premises and all improvements comprising a part thereof will be delivered to the Landlord in vacant broom clean condition together with all keys to the Leasehold Premises.

ARTICLE 58 TOTAL CONDEMNATION OF THE LEASEHOLD PREMISES

      If the whole of the Leasehold Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose then this Lease and the term herein shall cease and terminate as of the date that title vests in any public agency. All rental and other charges owing hereunder shall be prorated as of such date. Tenant shall have no claim against Landlord or the condemning authority, except as outlined below:

      (a) Tenant shall be entitled to the value of any unexpired portion of the Lease as agreed to by Tenant and the public agency condemning the Leasehold Premises; and

      (b) Tenant shall be entitled to the value of thirty percent (30%) of the value of such compensation as may be awarded or recoverable for the Butler Building during the first year of the Lease Term as agreed to by Landlord and the public agency condemning the Leasehold Premises. The Tenant's interest in it's portion of the value of such compensation as may be awarded or recoverable for the Butler Building shall decrease by three percent (3%) per year during the first ten years of the Lease Term.

      (c) Tenant shall be entitled to one hundred percent (100%) of the value of such compensation as may be awarded or recoverable for the New Building, exclusive of Landlord's fee estate in the real property under the New Building, for the entire Lease Term except that the Landlord shall be entitled to one hundred percent (100%) of the value of the New Building upon expiration of the first forty eight (48) years of the Lease Term, or the Expiration Date whichever comes first.

      (d) Tenant shall be entitled to such compensation as may be awarded or recoverable by Tenant on account of any damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might incur in removing Tenant's fixtures and Leasehold Improvements and equipment from the Leasehold Premises.

      Nothing herein should be construed to limit Landlord's right to seek any and all condemnation awards (other than those to which Tenant is entitled) from the condemning authority including, but not limited to, the capitalized value of the rent due under the Lease and the fair market value of the Leasehold Premises as of the Expiration Date.

ARTICLE 59 PARTIAL CONDEMNATION OF THE LEASEHOLD PREMISES

      If any part of the Leasehold Premises shall be taken as set forth in
Article 58, and such partial taking or condemnation renders the Leasehold Premises unsuitable for the business of Tenant, then unless Landlord is able to substitute contiguous premises substantially equal in size and aesthetic quality of the portion of the Leasehold Premises so taken, this Lease and the term herein shall terminate as of the date title vests in any public agency. In the event of such termination, all rentals and other charges owing hereunder shall be prorated as of such date and Lessee shall have no claim against Lessor or the condemning authority except as outlined in Article 58 above.

      If such partial taking is not sufficiently extensive to render the Leasehold Premises unsuitable for the business of Tenant, then this Lease shall continue in effect with no diminution in rent or other charges due hereunder if Landlord shall have substituted contiguous premises as aforesaid and if contiguous premises have not been so substituted, the rent shall be appropriately reduced based upon the impact of the taking on Tenant's use of the Leasehold Premises.

      Landlord and Tenant shall, upon receipt of their respective awards in condemnation, make all necessary repairs or alterations to the buildings of which the Leasehold Premises are a part so as to constitute the portion of the building or buildings not taken a complete architectural unit, but such work shall not exceed the scope of the work done by Landlord and Tenant in originally constructing the buildings, nor shall Landlord or Tenant in any event be required to spend for such work an amount in excess of the amount received by Landlord and Tenant as damages for the portion of the building or buildings constituting the Leasehold Premises so taken. "Amount received by Landlord and Tenant", shall mean that part of the condemnation award which is free and clear to Landlord and Tenant of any collection by mortgagees or other lenders for the value of the diminished fee or leasehold interest.

      If more than 20% of the floor area of the building or buildings in which the Leasehold Premises are located shall be taken as aforesaid, Tenant may, by written notice to Landlord, terminate this Lease, such termination to be effective as of the date title vests in any public agency.

      Nothing herein should be construed to limit Landlord's right to seek any and all condemnation awards (other than those to which Tenant is entitled) from the condemning authority including, but not limited to, the capitalized value of the rent due under the Lease and the fair market value of the Leasehold Premises as of the Expiration Date.

ARTICLE 60 INDEMNIFICATION

      Tenant shall indemnify and hold Landlord harmless against and from all legal and governmental compliance actions which may affix liabilities, suits, actions, obligations, damages, penalties, claims, costs, fines, charges and expenses, including reasonable attorneys' fees, which are imposed on or incurred by or asserted against Landlord by reason of any of the following occurring during the Lease Term (unless the same shall be occasioned by any negligence of, or any work or thing done in, or about Flowerfield or any part thereof by Landlord, its agents, contractors, employees, tenants or subtenants or Landlord's breach of its obligations under this Lease):

      (a) for any loss of life, personal injury or property damage arising from or out of any negligent act or omission of Tenant, its agents, contractors, employees or invitees in connection with Tenant's operations at the Leasehold Premises;

      (b) for any loss of life, personal injury or property damage arising from or out of any negligent act or omission of Tenant, its agents, contractors, employees or invitees in connection with the design and construction of the Project, or other Major Construction Activities of the Tenant at the Leasehold Premises or Flowerfield;

      (c) for any loss of life, personal injury or property damage arising from or out of any negligent act or omission of Tenant, its agents, contractors, or employees in connection with the Site Investigation, pursuant to Article 16 of this Lease;

      (d) arising out of Landlord's removal of nonconforming signs installed by Tenant, pursuant to Article 37 of this Lease;

      (e) arising out of the maintenance, discharge or spillage by Tenant, its agents, contractors, or employees, of any hazardous or toxic materials on or about the Leasehold Premises and brought on to the property by Tenant, its agents, contractors, or employees, including any and all liability of

Landlord from such maintenance, discharge or spillage under the Environmental Response Compensation and Liability Act of 1980 to the extent any such liability arises as a result of the acts or omissions of Tenant, its agents, contractors or employees; provided however, that such obligation to indemnify the Landlord shall not apply if Landlord is acting in the capacity of Tenant's agent, contractor or employee;

      (f) for any requirement to effect ADA compliance at the Leasehold
Premises;

      (g) for any liability for government fines or nuisance caused by Tenant's alarm system at the Leasehold Premises;

      (h) for any dumping or improper disposal of waste oil or other contaminants in or about Flowerfield; and,

      (i) for any claim asserted by a real estate broker, its parent, affiliates, employees and agents in connection with the negotiation or execution of this Lease.

      Landlord will indemnify and hold Tenant harmless against and from all legal and governmental compliance actions which may affix liabilities, suits, actions, obligations, damages, penalties, claims, costs, fines, charges and expenses, including reasonable attorneys' fees, which are imposed on or incurred by or asserted against Tenant by reason of any of the following occurring during the Lease Term (unless the same shall be occasioned by any negligence of, or any work or thing done in, or about Flowerfield or any part thereof by Tenant, its agents, contractors, employees, subtenants, concessionaires or licensees or Tenant's breach of its obligations under this Lease):

      (a) for any loss of life, personal injury or property damage arising from or out of any negligent act or omission of Landlord, its agents, contractors, employees, tenants, subtenants or licensees in connection with their activities at Flowerfield;

      (b) arising out of Landlord's use of the Leasehold Premises pursuant to
Article 50 of this Lease;

      (c) arising out of the maintenance, discharge or spillage by Landlord, its agents, contractors, employees, tenants, subtenants or licensees, of any hazardous or toxic materials on or about the Flowerfield property including any and all liability of Landlord or Tenant from such maintenance, discharge or spillage under the Environmental Response Compensation and Liability Act of 1980;

      (d) arising out of or in connection with the method by which the Flowerfield storm water run-off system is configured to drain into the Ponds;

      (f) for any requirement to effect ADA compliance at Flowerfield except as provided in Article 47;

      (g) for any dumping or improper disposal of waste oil or other contaminants in or about Flowerfield; and,

      (h) for any claim asserted by a real estate broker, its parent, affiliates, employees and agents in connection with the negotiation or execution of this Lease.

ARTICLE 61 QUIET ENJOYMENT

      Tenant, upon paying the rents and performing all of the terms on its part to be observed and performed hereunder, shall have the right to occupy the Leasehold Premises and to use the Access Area peaceably and quietly in accordance with the terms of this Lease, but subject to any mortgage to which this Lease is subordinated, provided Landlord's mortgagee delivers a nondisturbance agreement reasonably acceptable to Tenant and its lenders, pursuant to Article 67 of this Lease.

ARTICLE 62 CATERING EXCLUSIVITY - RIGHT OF FIRST REFUSAL

      Landlord shall not lease, sublease, sell, license or otherwise convey any portion of Flowerfield to any caterer/banquet operator other than Tenant, except for the following:

      (a) food service operators who are contracted by Landlord to provide food services at functions held at the Flowerfield Fairgrounds;

      (b) food service operations at the Day Camp;

      (c) future Flowerfield tenants that need to operate a food service to sustain their core business (i.e., hotel/convention center, bed and breakfast facility); and,

      (d) food service operators exclusively providing employee cafeteria service to corporate headquarters tenants; and,

      (e) after the Expiration Date. With respect to paragraph (c) of this
Article 62, Landlord will employ best efforts to extend to Tenant a priority opportunity to participate in any such food service operations.

ARTICLE 63 LANDLORD'S REPRESENTATIONS

      Landlord represents to Tenant as of the date of this Lease as follows:

      (a) Landlord is a corporation in good standing under the laws of the State of New York.

      (b) Landlord owns the Leasehold Premises in fee absolute, and will defend its title thereto.

      (c) Landlord's fee estate in the Leasehold Premises is not subject to any lien or encumbrance.

      (d) Landlord has the legal power and authority to execute and deliver this Lease.

      (e) The execution of this Lease will not violate or constitute a default on the part of the Landlord under any agreement to which Landlord is a party or by which it is bound.

      (f) Landlord's Board of Directors, through the power vested in certain officers of the corporation, has authorized the execution, delivery and performance of this Lease.

      (g) All other necessary corporate action of Landlord to authorize the execution, delivery and performance of this Lease has been taken.

      (h) The officer of Landlord who has executed this Lease has the power and authority to do so.

      (i) The execution of this Lease does not require the joinder or approval of any other person.

      (j) Landlord represents that there are no known environmental conditions on the Leasehold Premises which would encumber or otherwise prevent Tenant's use of the premises as a catering/banquet/conference facility or that are in violation of Applicable Laws.

         Except as otherwise set forth in this Lease, Landlord has made no representations whatsoever and Landlord has made no representations or warranties with respect to the Leasehold Premises.

ARTICLE 64 TENANT'S REPRESENTATIONS

      Tenant represents to the Landlord as follows:

      (a) Tenant represents that it is a corporation in good standing under the laws of the State of New York.

      (b) Tenant has the power and authority to execute and deliver this Lease.

      (c) The execution of this Lease will not violate or constitute a default on the part of Tenant under any agreement to which Tenant is a party or by which it is bound.

      (d) Tenant's Board of Directors, through the power vested in certain officers of the corporation, has authorized the execution, delivery and performance of this Lease.

      (e) All other necessary corporate action of Tenant, to authorize the execution, delivery and performance of this Lease has been taken.

      (f) The officer of Tenant who has executed this Lease has the power and authority to do so.

      (g) The execution of this Lease does not require the joinder or approval of any other person.

ARTICLE 65 ASSIGNMENT

      Tenant may not assign or sublet this Lease without the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed. Landlord requires that any proposed assignee of Tenant's Leasehold Estate be a person or business entity of sufficient economic standing to fulfill the obligations of the Lease.

      In the event Tenant desires to sublease or assign the Leasehold Premises to another party, the terms and conditions of such sublease or assignment shall be communicated to Landlord in writing prior to the effective date of any such sublease or assignment and prior to such effective date, Landlord shall have the option, exercisable in writing to Tenant, (a) to recapture the within Lease so that such sublessee or assignee shall then become the sole Tenant of Landlord hereunder or (b) to recapture the Leasehold Premises and the within Tenant shall be fully released from any and all obligations hereunder; provided however, that such recapture will not affect any underlying security interest for any obligation owed to Tenant by its assignee or sublessee.

      In the event that Landlord exercises its option to recapture the Lease, the terms of the Lease will not be revised or amended without the consent of sublessee/assignee or Tenant. Further, in the event that Landlord exercises its option to recapture the

Lease or the Leasehold Premises, the commercial terms of the offer sheet between the Tenant and its sublessee/assignee shall control and Landlord shall compensate Tenant, in lump sum, for any amounts that, as a result of Landlord's exercise of its option to recapture, are not being paid by such sublessee/assignee. Landlord's option to recapture the Leasehold Premises shall be subject to Tenant's review and approval, reasonably exercised, of Landlord's financial condition and its plan to provide all Tenant's contracted-for services with Tenant's catering/banquent/conference clients, and Landlord shall assume responsibility to perform such contracts.

      In the event Landlord elects not to recapture the Lease as herein provided, Tenant may nevertheless assign the Lease or sublet the whole of the Leasehold Premises, subject to the Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, on the following terms and conditions:

      (a) Tenant shall provide Landlord with the name and address of the proposed assignee or sublessee of the Lease.

      (b) The assignee or sublessee shall assume, by written instrument, all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to Landlord within ten days of the execution thereof.

      (c) Tenant and each assignee or sublessee shall be and remain liable for the observance of all of the terms, conditions, covenants, provisions and addenda of this Lease, including, but not limited to, the payment of rent security as provided in Article 10 of this Lease, the payment of the rent reserved herein, through the Lease Term; provided, however, that Tenant shall have no obligation to comply with any provisions or modifications to this Lease affected by Landlord and the sublessee/assignee. In the event Landlord and sublessee/assignee enter a new lease, Tenant shall have no further obligation to Landlord under this Lease.

      (d) In any event, the acceptance by Landlord of any rent from assignee or from any of the subtenants or the failure of Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein, will not relieve Tenant nor any assignee assuming this Lease, from any and all obligations herein, during and for the Lease Term.

      (e) Landlord requires a payment to cover its reasonable attorney's fees for each request for consent to sublet or assign prior to its consideration of same.

      (f) There shall not be more than one sublease at any time.

      (g) Notwithstanding the foregoing, Tenant may, on an individual event basis, sublease the Leasehold Premises, with all rights of access thereto, to other caterers without Landlord's consent, and without any fees payable to Landlord.

ARTICLE 66 MORTGAGE OF THE LEASEHOLD ESTATE

      Tenant has the right to mortgage the Leasehold Estate to any Leasehold Mortgagee; provided that such mortgage does not encumber the Landlord's Reversionary Estate.

ARTICLE 67 SUBORDINATION

      Tenant agrees that this Lease and Tenant's interest herein shall be subordinate to any mortgage, deed of trust or any method of financing or refinancing now or hereafter secured by the Reversionary Estate, including that were or are hereafter built by Landlord on the Leasehold Premises subject to Tenant's rights under this Lease and excluding the Tent, New Building and any other Leasehold Improvements that are hereafter built and owned by Tenant on the Leasehold Premises, and to all renewals, modifications, replacements, consolidations and extensions thereof. Such subordination is effective without any further act of Tenant. Nonetheless, upon request of Landlord, Tenant agrees to execute and deliver any and all documents required to effectuate such subordination and failing to do so within ten days after written demand, does hereby make, constitute and irrevocably appoint Landlord as Tenant's Attorney-in-Fact to do so in Tenant's name, place and stead. Notwithstanding the foregoing, Landlord has no right to mortgage or otherwise pledge the Leasehold Estate to secure any mortgage, deed of trust or any other method of financing or refinancing. Landlord shall secure from any lender holding a mortgage or other secured interest at Flowerfield a nondisturbance agreement reasonably acceptable to Tenant and its lenders.

      The foregoing shall not be construed to prohibit Landlord from pledging the rent due Landlord under the Lease to secure any mortgage, deed of trust or any method of financing or refinancing.

ARTICLE 68 ATTORNMENT

      In the event of the sale or assignment of Landlord's interest in Flowerfield, or any part thereof of which the Leasehold Premises form a part, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale made by Landlord covering the Leasehold Premises, Tenant shall, upon the request of any person succeeding to the interest of Landlord as a result of the foregoing events, automatically become the tenant of such successor in interest, without change in the terms or other provisions of this Lease. Upon request by said successor in interest, Tenant shall execute and deliver an instrument or instruments reasonably acceptable to Tenant, confirming such attornment.

ARTICLE 69 SHORT FORM LEASE

      This Lease shall not be recorded, but the Parties will execute and acknowledge a memorandum of Lease reasonably acceptable to the Parties which will be recorded at the Suffolk County Clerk's office. Such memorandum of Lease shall not contain any provision disclosing the rent. The Parties shall also execute, and acknowledge, if necessary, any other documents reasonably required to effect such recording.

ARTICLE 70 BROKERAGE COMMISSIONS

      Landlord represents and warrants to Tenant that Landlord has not employed any broker in connection with the introduction of the Parties or the negotiation or execution of this Lease.

      Tenant represents and warrants to Landlord that Tenant has not employed any broker in connection with the introduction of the Parties or the negotiation or execution of this Lease.

ARTICLE 71 INSOLVENCY OF TENANT

      If Tenant makes a general assignment for the benefit of creditors, or if Tenant, pursuant to any insolvency or bankruptcy proceeding against Tenant, including but not limited to, bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or future applicable federal, state, or other statute or law, such event or proceedings shall constitute an Event of Default of this Lease by Tenant, and Landlord may, subject to Applicable Laws, terminate this Lease forthwith and upon notice of such termination Tenant's right to possession of the Leasehold Premises shall cease and Tenant shall quit and surrender the Leasehold Premises to Landlord but Tenant shall remain liable under this Lease; provided, however that pending any reorganization, arrangement, composition, or readjustment or similar proceeding other than insolvency, liquidation, dissolution, or similar proceeding, Tenant has paid the Rent and Additional Rent and has not otherwise breached a material provision of this Lease, Landlord shall have no right to terminate this Lease pursuant to the provisions of this Article 71.

ARTICLE 72 LATE CHARGES, EVENT OF DEFAULT AND TERMINATION

      (a) If Tenant defaults in the payment of rent or any Additional Rent, or defaults in the performance of any of the other material covenants and conditions hereof or permits the Leasehold Premises to become deserted, abandoned or vacated, Landlord shall give Tenant notice of such Event of Default. If after Tenant's receipt of such notice, Tenant does not cure default in the payment of Rent or Additional Rent within ten business days or any other default in this Lease within 30 days of Tenant's receipt of such notice; provided, however, that if a particular default cannot be cured within 30 days, then Tenant shall be required to commence good faith efforts within 30 days to effect such cure, then Landlord may terminate this Lease on not less than ten days notice to Tenant. Tenant's right to possession of the Leasehold Premises shall thereafter cease and Tenant shall quit and surrender the Leasehold Premises to Landlord, but Tenant shall remain liable as otherwise provided in this Lease.

      (b) If the notice provided for in paragraph (a) above is given, and the Lease Term expires as aforesaid then and in any of such events, Landlord may without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach, terminate

Tenant's right to possession of the Leasehold Premises by any lawful means, in which case this Lease shall terminate and Landlord may reenter the Leasehold Premises either by force or otherwise, and dispossess Tenant and/or the legal representative of Tenant or other occupant of the Leasehold Premises and remove their property and effects and hold the Leasehold Premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to reenter or institute legal proceedings therefor. Any property or effects removed may be stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, and without Landlord liable for trespass, or becoming liable for any loss or damage which may be occasioned thereby. If Tenant receives notice of an Event of Default and such default is not cured in accordance with the terms of this Lease prior to the commencement of any Renewal Term of this Lease, Landlord may cancel Tenant's option to such Renewal Term by written notice to Tenant.

      (c) In case of any such default, reentry, expiration and or dispossess by summary proceedings or otherwise, (i) the rent shall become due thereupon and be paid up to the time of such reentry, dispossess and/or expiration, (ii) Landlord may re-let the Leasehold Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the applicable balance of the Lease Term and/or (iii) Tenant or the legal representative of Tenant shall also pay Landlord liquidated damages for the failure of Tenant to observe and perform Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the applicable balance of the Lease Term; provided, however, that Tenant shall have no obligation for any Renewal Term for which the option therefor has not been exercised. The failure of Landlord to re-let the Leasehold Premises or any part or parts thereof, despite Landlord's reasonable efforts to re-let the Leasehold Premises, shall not release or affect Tenant's liability for damages.

      In computing liquidated damages there shall be added to said deficiency such expenses as Landlord reasonably incurs in connection with re-letting, including but not limited to legal expenses, attorney's fees, brokerage, advertising and for keeping the Leasehold Premises in good order and repair or preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency of any subsequent month by a similar proceeding. Landlord, in putting the Leasehold Premises in good order and repair or preparing the same to be re-let may, at Landlord's option, make such alterations, repairs, replacements and/or decorations in the Leasehold Premises as are reasonably determined by Landlord to be necessary for the purpose of re-letting the Leasehold Premises as a catering/banquet/conference facility and the making of such alterations, repairs replacements and/or decorations shall not be considered to operate or be construed to release Tenant from liability hereunder as aforesaid.

      Landlord shall make a good faith effort to mitigate damages. However, Landlord shall in no event be liable in any way whatsoever for failure to re-let the Leasehold Premises, or in the event that the Leasehold Premises are re-let, for failure to collect the rent thereof under such re-letting, provided Landlord


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

makes a good faith effort to collect such rent, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Landlord hereunder.

      In the event of a breach by Tenant of any of the material covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord or Tenant from any other remedy at law or in equity.

      Tenant hereby expressly waives any and all right of redemption granted by or under any present or future laws in the event Tenant is evicted or dispossessed pursuant to this Lease, or in the event Landlord obtains possession of the Leasehold Premises by reason of Tenant's breach of any of the material covenants and conditions of this Lease.

      In addition to its other remedies, the following shall apply if Tenant shall fail to pay any Rent on or before the tenth (10th) day after it is due:

            Tenant shall pay Landlord a late charge equal to three percent (3%) of the amount not paid plus any reasonable attorneys' fees incurred by Landlord in connection with such late payment. The imposition of a late charge shall not be construed to limit or waive Landlord's rights or remedies hereunder in the case of default, or Tenant's right or remedies to cure any default.

      The following shall apply if Tenant fails to pay the amount due for 30 days after Landlord gives notice to Tenant of the failure:

            Tenant shall pay Landlord liquidated damages equal to one-fifth (20%) of a monthly installment of the amount due, which shall include all of Landlord's expenses that arise from Tenant's failure to make the payment when due. Landlord's expenses include the reasonable fees and disbursements of attorneys employed to give Tenant notice of the failure and to pursue any summary proceeding relating to the Lease.

      Any charges outlined in this paragraph will be considered Additional Rent.

ARTICLE 73 HOLDOVER

      In the event that Tenant does not vacate the Leasehold Premises on or prior to the Expiration Date, or at the end of any option or renewal term, without the express written consent of Landlord, then Tenant agrees to pay Landlord double the monthly rent then applicable for each month or portion thereof that Tenant retains possession of the Leasehold Premises or any part thereof. Tenant will also pay Landlord all reasonable costs incurred by Landlord associated with Tenant's failure to vacate the Leasehold Premises as Additional Rent, and Tenant's obligation to pay such Additional Rent will survive expiration, termination or cancellation of the Lease. Landlord's rights to reenter the Leasehold Premises are not waived by the provisions of this Article
73. Tenant's holdover will constitute renewal of this Lease on a month-to-month basis on the terms and conditions set forth herein except that the rent will be double the monthly Rent applicable at the end of the Lease Term. The renewal of this Lease at double the monthly rent will be at Landlord's sole option.

ARTICLE 74 LANDLORD'S SELF-HELP RIGHTS

      If Tenant fails to comply with any of its obligations under this Lease other than a failure to pay rent and if the failure continues after Landlord gives notice of the failure to Tenant, and Tenant does not cure same or does not make good faith efforts to cure same in accordance with the terms of this Lease, the failure shall constitute a breach of the Lease.

      Landlord shall have a "Self-Help Cure Period" which will begin 30 days after Landlord has given notice to Tenant of the breach. In case of emergency, the Self-Help Cure Period shall be any period that is reasonable under the circumstances.

      If Tenant is able to begin to cure a failure within 30 days but is unable to complete the cure within 30 days despite the exercise of due diligence, the Landlord will not engage in Self-Help as long as the cure is diligently prosecuted. If the Tenant is unable to begin to cure a failure within 30 days despite the exercise of reasonable diligence, the Landlord will not engage in Self-Help as long as Tenant takes all steps that may be reasonable under the circumstances so that the cure may begin and as long as Tenant diligently prosecutes the cure thereafter.

      The following shall apply if a breach shall occur with respect to the Tenant and the Landlord engages in Self-Help pursuant to the above:

      Landlord shall have the right to cure the breach for the account and at the expense of the Tenant as herein provided.

      Tenant shall reimburse Landlord as Additional Rent for expenses of the cure with interest at the Applicable Rate from the date each expense is incurred until the date of payment.

      Landlord may render an invoice to Tenant with respect to any amount to which Landlord may be entitled herein.

      "Applicable Rate" as defined herein means a fluctuating rate equal to three percent (3%) plus the prime rate of interest on corporate loans as reported in the Wall Street Journal.

      If Tenant fails to pay Landlord any amount to which Landlord is entitled in accordance with this Article 74 within 30 days after Landlord sends an invoice to Tenant, the amount of the invoice shall be added to the next installment of rent and shall be considered Additional Rent.

ARTICLE 75 LANDLORD AND TENANT CERTIFICATES

      Landlord and Tenant shall, without charge, at any time and from time to time, within ten days after request by the other party, certify by written instrument, duly acknowledged and delivered to any prospective lender, lender or assignee of lender, firm or corporation specified by Landlord or Tenant:

      (a) That this Lease is unmodified and in full force and effect, or if there has been a modification, that the same is in full force and effect as modified and stating the modifications.

      (b) Whether or not there are any existing breaches or defaults by the other party under any of the terms of this Lease and specifying such breach or default or any setoffs or defenses against the enforcement of any of the agreements, terms, covenants or conditions of this Lease upon the part of the Landlord or Tenant, as the case may be, to be performed or complied with and, if so, specifying the same and the steps being taken, if any, to remedy same.

      (c) The dates, if any, to which the Rent and other charges under this Lease have been paid or has been paid in advance by Tenant.

      (d) The amount of rent security, if any, deposited with Landlord.

      Any such statement may be conclusively relied upon by any of Landlord's or Tenant's mortgage lenders or prospective purchasers of the Leasehold Premises or any of the real property of which the Leasehold Premises are a part or any prospective purchasers of Tenant.

      Either Party's failure to deliver such statement within ten days after the other party requests same shall be conclusive upon the party failing to deliver such statement that this Lease is in full force and effect without modification, except as is represented by the requesting party, that there are no uncured defaults in the requesting Party's performance and that not more than one month's rent has been paid in advance.

      If Landlord desires to finance or refinance the Reversionary Estate or any part thereof, Tenant shall deliver to any lender designated by Landlord all financial statements of Tenant prepared in Tenant's reasonable course of business by Tenant's accountants. All such financial statements shall be received by Landlord in confidence and shall be used only for the purpose set forth herein. Tenant shall have no obligation or liability to Landlord in connection with any lender's adverse determination on Landlord's financing or refinancing application based on such financial statements, nor shall Tenant be deemed to be in default of this Lease due to such adverse determination based on such financial statements.

ARTICLE 76 EXERCISE OF REMEDIES

      A party to this Lease may exercise its rights and remedies at any time, in any order, to any extent, and as often as it deems advisable, except as otherwise provided herein. A party may exercise its rights and remedies without regard to whether the exercise of one right or remedy precedes, concurs with, or succeeds the exercise of another.

      A single or partial exercise of a right shall not preclude a further exercise of the right or remedy or the exercise of another right or remedy.

      No delay or omission in exercising a right or remedy shall exhaust, prejudice or impair the right or remedy or constitute a waiver of, or acquiescence to an Event of Default or breach.

ARTICLE 77 WAIVERS

      No waiver of an Event of Default or breach shall extend to or affect any other Event of Default or breach or impair any right or remedy with respect to an Event of Default or breach.

      No action, including the payment or acceptance of rent, or inaction, except for the execution of a written waiver document, shall constitute a waiver of an Event of Default or breach.

      No waiver of a material Event of Default or breach shall be effective unless it is in writing.

ARTICLE 78 LEASE CONTINGENCIES

      In addition to any other conditions set forth in this Lease, this Lease is subject to the following conditions for which Tenant may cancel this Lease, without liability, in the event that such conditions are not satisfied:

      (a) Zoning Swap. The Overall Premises are currently within zoning districts designated by the Town as R-43 (one family residential) and LI (light industrial) and the Tenant has been operating at the Overall Premises under the 1993 Lease pursuant to a variance/special use permit affecting part of the Overall Premises within the R-43 zoning district which has been secured and renewed by Landlord. The Landlord currently has an application pending with the Town in which, in exchange for re-zoning part of the Overall Premises as LI (light Industry), another Landlord owned site adjacent to the Overall Premises would be zoned R-43, and will eliminate the need to secure future variance/special use permits to use the Overall Premises for banquet/catering/conference purposes (the "Zoning Swap"). The Town must approve this Zoning Swap, without any conditions other than the preservation of the noise restrictions which presently apply to the Overall Premises and have been made a part of the Landlord's application.

      (b) Landlord Approvals. Landlord must approve a building design and siting of the New Building that is reasonably acceptable to Tenant.

      (c) Government Approvals. All required Government Approvals for the Project must be received by December 8, 1997. The Town must issue building permits for the renovation of the Butler Building, if necessary, and the New Building construction subject to the provisions of Article 20.

ARTICLE 79 GOVERNMENT APPROVAL DELAYS

      The Parties will employ best reasonable efforts to secure all required Government Approvals by December 1, 1997, pursuant to the terms of this Lease. If, however, all required Government approvals are not received by December 8, 1997, Tenant may not be able to commence and complete the Project in time to meet its banquet contract obligations which will resume in Spring, 1998. In the event such permits are not received by December 8, 1997, Tenant shall have the right to (a) delay its commencement of the Project and the Commencement Date for one year, and/or (b) cancel this Lease in accordance with the Provision of
Article 78 if such permits are not issued by December 8, 1998. In the event that the Project is delayed pursuant to the above, the monthly rent payable by Tenant to Landlord between May 1, 1998 and either December 8, 1998 or the revised Commencement Date of May 1, 1999, as the case may be, will be the average of the monthly rent payable each month for (a) the 12 month period between June 1, 1997 and May 31, 1998 under the 1993 Lease and (b) Rent, Operating Costs and Impositions for the first 12 months under this Lease.

ARTICLE 80 1993 LEASE RENEWAL TERM

      The Parties acknowledge that the initial term of the 1993 Lease expires on May 31, 1998 and that Tenant must give notice to Landlord that it is exercising its option to extend the 1993 Lease through May 31, 2003 by no later than July 31, 1997. In the event that all Government Approvals for the Project are not secured by July 31, 1997, the date for exercising the renewal option for the 1993 Lease shall be extended to 30 days after such Government Approvals are issued; provided, however, that if as of May 31, 1998, all Government Approvals have still not been issued, the expiration date for the 1993 Lease shall be extended on a month-to-month basis along with Tenant's right to renew same until 30 days after Tenant's receipt of all Government Approvals. Upon the Commencement Date, the 1993 Lease will terminate in favor of this Lease. If any required Government Approval is disapproved, and Tenant, in its sole judgment and discretion, does not challenge or appeal same, then Tenant shall have 30 days from its receipt of such disapproval to exercise its option to renew the 1993 Lease. If Tenant declines to renew the 1993 Lease, such Lease shall expire on May 31, 1998 or as of the date Tenant notifies Landlord that Tenant will not be renewing the Lease, whichever occurs last.

ARTICLE 81 WAIVER OF SUBROGATION

      Tenant releases Landlord and its respective employees and agents from liability or responsibility for any loss or damage to the Leasehold Improvements which arises as a result of fire or any other event with respect to which fire or other property insurance is carried or required to be carried under this Lease.

      Landlord releases Tenant and its respective employees and agents from liability or responsibility for any loss or damage to any Flowerfield improvements which arises as a result of a fire or any other event with respect to which fire or other property insurance is carried or required to be carried under this Lease.

      A clause or endorsement of an insurance policy pursuant to which an insurance company states, in effect, that a release of the type set forth herein shall not impair or reduce coverage under the policy is referred to below as a "waiver of subrogation".

      Tenant shall make good faith efforts to cause the insurance companies with which fire or other property insurance is carried as to the Leasehold Improvements and the Leasehold Premises to include a waiver of subrogation clause or endorsement in the property insurance policies.

      No party to this Lease shall be obligated to amend its current insurance policy to include insurance against a waiver of subrogation if their current policies do not include same.

ARTICLE 82 NOTICES

      A notice to Landlord shall be properly addressed only if addressed to Gyrodyne Company of America, Inc. 7 Flowerfield - Suite 28, Saint James, New York 11780.

      A notice to Tenant shall be properly addressed only if addressed to 80 Brown's River Road, Sayville, New York 11782.

      A notice shall be valid only if it is given in writing and properly mailed and if a copy of the notice is given in accordance with this Lease.

      A notice to a party shall be properly addressed only if addressed to the address of the party set forth in this Lease or to any other address either party may designate by giving written notice to the other party.

      A notice shall be properly mailed only if mailed by certified or registered mail, return receipt requested, postage prepaid and properly addressed. The Parties may also transmit notices via telecopier, provided such transmission is followed by a transmittal confirmation or by a reputable national overnight delivery service.

ARTICLE 83 INTERPRETATION

      To the extent the context of any provision of this Lease requires, the singular includes the plural and the plural includes the singular.

      A provision of this Lease which requires a Party to perform an action shall be construed as to require the Party to perform the action or to cause the action to be performed. A provision of this Lease which prohibits a Party from performing an action shall be construed so as to prohibit the Party from performing the action or from prohibiting others to perform the action.

      Except as otherwise set forth in this Lease, each Party shall be deemed to be required to perform its obligations under this Lease at its own expense, and each Party shall be permitted to exercise its rights and privileges only at its own expense.

ARTICLE 84 CONSENT AND APPROVALS

      Unless the sole discretion of either Party is expressly reserved in this Lease, all required consents and approvals will not be unreasonably withheld or delayed by the Party charged therewith.

ARTICLE 85 PARTIAL INVALIDITY

      If any of the provisions of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such provision or provisions to persons or circumstances other than those to whom or which it is held invalid or unenforceable, shall not be affected thereby and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

ARTICLE 86 PRIOR AGREEMENTS AND DISCUSSIONS

      All agreements between Landlord and Tenant before the date of this Lease are canceled; provided, however, that the 1993 Lease shall remain in full force and effect until the Commencement Date. All prior negotiations for this Lease are merged into this Lease. The submission of any unexecuted copy of this Lease shall not constitute an offer to be legally bound by the provisions of the document submitted. No party shall be bound by this Lease until it is executed and delivered by both Parties.

      Notwithstanding the Commencement Date upon which many of the rights and obligations of the Parties commence, and the continuation of the 1993 Lease pending the Commencement Date this Lease contains certain provisions that are applicable to and control the activities, rights and obligations of the Parties that manifest as of the date hereof as well as on dates occurring prior to the Commencement Date. To the extent the context of any provision of this Lease requires, the obligations of the Parties under any such provision shall be deemed to commence as of the date required thereby. The Parties' undertaking of such rights and obligations prior to the Commencement Date shall not be construed to extend the Lease Term.

ARTICLE 87 LIMITED LIABILITY

      Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, with respect to any of the terms, covenants and conditions of the Lease, that Tenant shall look solely to the Landlord's estate and interest in the Leasehold Premises and Landlord's insurance coverage for the satisfaction of each and every remedy of Tenant, for the collection of a judgment or other judicial process or arbitration award requiring the payment of money by Landlord. No other property or assets of Landlord, Landlord's agents, shareholders, partners, principals, affiliates, directors, officers or employees shall be subject to levy, lien, execution, attachment or other enforcement procedure for the satisfaction of Tenant's rights and remedies under or with respect to this Lease.

      Landlord shall look solely to Tenant and Tenant's insurance coverage for the satisfaction of each and every remedy of Landlord, for the collection of a judgment or other judicial process or arbitration award requiring the payment of money by Tenant. No other property of Tenant's agents, shareholders, partners, principals, affiliates, directors, officers or employees shall be subject to levy, lien, execution, attachment or other enforcement procedure for the satisfaction of Landlord's rights and remedies under or with respect to this Lease.

ARTICLE 88 EXHIBITS

      All Exhibits "A" through "D" attached to this Lease constitute parts of this Lease.

ARTICLE 89 CAPTIONS AND TABLE OF CONTENTS

      The captions of this Lease are for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.

      The table of contents preceding this Lease but under the same cover of this Lease is for the purpose of convenience and reference only and is not to be deemed or construed in any way as part of this Lease, nor as supplemental thereto or amendatory thereof.

ARTICLE 90 APPLICABLE LAWS

      This Lease shall be governed by and construed in accordance with the laws of the State of New York.

ARTICLE 91 BINDING EFFECT

      This Lease shall be binding upon the Parties and their respective successors, legal representatives and assigns and shall inure to the benefit of the Parties and their respective successors and assigns.

ARTICLE 92 AMENDMENTS AND CANCELLATION

      This Lease shall not be amended or canceled orally.

ARTICLE 93 NO THIRD PARTY BENEFICIARIES

      The Parties acknowledge that Landlord and Tenant are the only parties to this Lease. Subject to the Parties' rights set forth in this Lease to secure financing and to assign their rights hereunder, the rights and obligations of the Parties under this Lease shall not be construed to be for the benefit of or enforceable by any third party that is not a party to this Lease.

ARTICLE 94 SEPARATE LEASE

      The Parties acknowledge that this Lease is a separate lease between the Parties and is not, nor is it to be construed as, an extension or renewal of the 1993 Lease.

ARTICLE 95 COUNTERPART EXECUTION

      This Lease may be executed in any number of counterparts, and all such counterparts shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed by their duly authorized officers and their respective corporate seals to be hereunto affixed.

                                             GYRODYNE COMPANY OF AMERICA, INC.

                                             By:_______________________________
                                                Dimitri P. Papadakos, President


                                             FLOWERFIELD CELEBRATIONS, INC.

                                             By:_______________________________
                                                Gerard Scollan, President

STATE OF NEW YORK
                    SS:
COUNTY OF SUFFOLK

On the 11th day of November, 1996, before me came Dimitri P. Papadakos, to me known, who, being by me duly sworn, did depose and say that he resides at Parkside Avenue, St. James, New York, that he is President of Gyrodyne Company of America, Inc., the corporation described in and which executed the foregoing Lease, that he knows the seal of said corporation; that the seal affixed to said Lease is such corporate seal; that it was so affixed by order of the Board of Directors of Gyrodyne Company of America, Inc. and that he signed same by like order.

STATE OF NEW YORK
                    SS:
COUNTY OF SUFFOLK

On the 11th day of November, 1996, before me came Gerard Scollan, to me known, who, being by me duly sworn, did depose and say that he resides at 145 Handsome Avenue, Sayville, New York, 11782 that he is President of Flowerfield Celebrations, Inc., the corporation described in and which executed the foregoing Lease, that he knows the seal of said corporation; that the seal affixed to said Lease is such corporate seal; that it was so affixed by order of the Board of Directors of Flowerfield Celebrations, Inc. and that he signed same by like order.